                                                                     EXHIBIT 4.2

================================================================================



                                    FORM OF
                                TRUST AGREEMENT



                                    between


                           SLM FUNDING CORPORATION,
                                 as Depositor


                                      and


                CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION,
                   not in its individual capacity but solely
                          as Eligible Lender Trustee



                   Dated as of  ______________  ____, 200__

================================================================================

                                                                     EXHIBIT 4.2

                               TABLE OF CONTENTS
                               -----------------

                                                                                          Page
                                                                                          ----
                                          ARTICLE I
                                    DEFINITIONS AND USAGE

SECTION 1.1    Definitions and Usage.....................................................   1

                                         ARTICLE II
                                        ORGANIZATION

SECTION 2.1     Creation of Trust; Name..................................................   1
SECTION 2.2     Office...................................................................   1
SECTION 2.3     Purposes and Powers......................................................   1
SECTION 2.4     Appointment of Eligible Lender Trustee...................................   2
SECTION 2.5     Initial Capital Contribution of Trust Estate.............................   2
SECTION 2.6     Declaration of Trust.....................................................   2
SECTION 2.7     Liability of the Holder of Excess Distribution
                 Certificateholder.......................................................   3
SECTION 2.8     Title to Trust Property..................................................   3
SECTION 2.9     Representations, Warranties and Covenants
                of the Depositor.........................................................   3
SECTION 2.10    Intentionally Omitted....................................................   4

                                         ARTICLE III
                  BENEFICIAL OWNERSHIP AND EXCESS DISTRIBUTION CERTIFICATE

SECTION 3.1     Initial Beneficial Ownership.............................................   4
SECTION 3.2     Intentionally Omitted....................................................   4
SECTION 3.3     Intentionally Omitted....................................................   4
SECTION 3.4     Intentionally Omitted....................................................   4
SECTION 3.5     Intentionally Omitted....................................................   4
SECTION 3.6     Intentionally Omitted....................................................   4
SECTION 3.7     Intentionally Omitted....................................................   5
SECTION 3.8     Corporate Trust Office...................................................   5
SECTION 3.9     Intentionally Omitted....................................................   5
SECTION 3.10    Intentionally Omitted....................................................   5
SECTION 3.11    Intentionally Omitted....................................................   5
SECTION 3.12    Intentionally Omitted....................................................   5
SECTION 3.13    The Excess Distribution Certificate......................................   5

                                         ARTICLE IV
                             ACTIONS BE ELIGIBLE LENDER TRUSTEE

SECTION 4.1     Prior Notice to the Holder of the Excess Distribution Certificate
                With Respect to Certain Matters..........................................   8
SECTION 4.2     Action  with Respect to Sale of the Trust Student Loans..................   9
SECTION 4.3     Action with Respect to Bankruptcy........................................   9

SECTION 4.4     Restrictions..............................................................  9
SECTION 4.5     Intentionally Omitted.....................................................  9

                                          ARTICLE V
                                 APPLICATION OF TRUST FUNDS

SECTION 5.1    Application of Trust Funds.................................................  9
SECTION 5.2    Method of Payment.......................................................... 10
SECTION 5.3    No Segregation of Moneys; No Interest...................................... 10
SECTION 5.4    Reports to the Holder of the Excess Distribution
               Certificate, the Internal Revenue Service and Others....................... 10
SECTION 5.5    Intentionally Omitted...................................................... 10
SECTION 5.6    Intentionally Omitted...................................................... 10

                                         ARTICLE VI
                       AUTHORITY AND DUTIES OF ELIGIBLE LENDER TRUSTEE

SECTION 6.1    General Authority.......................................................... 11
SECTION 6.2    General Duties............................................................. 11
SECTION 6.3    Action upon Instruction.................................................... 12
SECTION 6.4    No Duties Except as Specified in
               this Agreement or in Instructions.......................................... 13
SECTION 6.5    No Action Except Under Specified Documents or Instructions................. 13
SECTION 6.6    Restrictions............................................................... 13

                                         ARTICLE VII
                           CONCERNING THE ELIGIBLE LENDER TRUSTEE

SECTION 7.1    Acceptance of Trusts and Duties............................................ 13
SECTION 7.2    Furnishing of Documents.................................................... 15
SECTION 7.3    Representations and Warranties............................................. 15
SECTION 7.4    Reliance; Advice of Counsel................................................ 16
SECTION 7.5    Not Acting in Individual Capacity.......................................... 16
SECTION 7.6    Eligible Lender Trustee Not Liable for Excess
               Distribution Certificate or Trust Student Loans............................ 16
SECTION 7.7    Eligible Lender Trustee May Own
               Notes...................................................................... 17

                                        ARTICLE VIII
                    COMPENSATION AND INDEMNITY OF ELIGIBLE LENDER TRUSTEE

SECTION 8.1    Eligible Lender Trustee's Fees and Expenses................................ 17
SECTION 8.2    Payments to the Eligible Lender Trustee.................................... 17
SECTION 8.3    Indemnity.................................................................. 17

                                         ARTICLE IX
                               TERMINATION OF TRUST AGREEMENT

SECTION 9.1    Termination of Trust Agreement                                              18

SECTION 9.2    Dissolution upon Insolvency of the Depositor.............................   18


                                          ARTICLE X
         SUCCESSOR ELIGIBLE LENDER TRUSTEES AND ADDITIONAL ELIGIBLE LENDER TRUSTEES

SECTION 10.1    Eligibility Requirements for Eligible Lender Trustee....................   19
SECTION 10.2    Resignation or Removal of Eligible Lender Trustee.......................   19
SECTION 10.3    Successor Eligible Lender Trustee.......................................   20
SECTION 10.4    Merger or Consolidation of Eligible Lender Trustee......................   21
SECTION 10.5    Appointment of Co-Eligible Lender Trustee or Separate
                Eligible Lender.........................................................   21

                                         ARTICLE XI
                                        MISCELLANEOUS

SECTION 11.1    Supplements and Amendments..............................................   22
SECTION 11.2    No Legal Title to Trust Estate in
                Holders of Excess Distribution Certificate..............................   23
SECTION 11.3    Limitations on Rights of Others.........................................   23
SECTION 11.4    Notices.................................................................   24
SECTION 11.5    Severability............................................................   24
SECTION 11.6    Separate Counterparts...................................................   24
SECTION 11.7    Successors and Assigns..................................................   24
SECTION 11.8    No Petition ............................................................   24
SECTION 11.9    No Recourse.............................................................   25
SECTION 11.10   Headings................................................................   25
SECTION 11.11   Governing Law...........................................................   25

Exhibit A       Reserved
Exhibit B       Reserved
Exhibit C       Form of Excess Distribution Certificate

Annex 1 to Trust Agreement

     TRUST AGREEMENT dated as of ____________ ___, 200__, between SLM FUNDING CORPORATION, a Delaware corporation, as the Depositor, and CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity but solely as the Eligible Lender Trustee.

                                  WITNESSETH:

     WHEREAS, the Depositor and the Eligible Lender Trustee desire to establish the SLM Student Loan Trust 200__-__.

     THEREFORE, the Depositor and the Eligible Lender Trustee hereby agree as follows:


                                 ARTICLE I

     SECTION 1.1  Definitions and Usage.  Except as otherwise specified herein
                  ---------------------
or as the context may otherwise require, capitalized terms used but not otherwise defined herein are defined in Appendix A hereto, which also contains rules as to usage that shall be applicable herein.


                                  ARTICLE II

                                 Organization
                                 ------------

     SECTION 2.1  Creation of Trust; Name.  There is hereby created a Trust
                  -----------------------
which shall be known as "SLM Student Loan Trust 200___-___", in which name the Eligible Lender Trustee may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued. The Trust shall constitute a business trust within the meaning of Section 3801(a) of the Delaware Business Trust Act for which the Trustee has filed a certificate of trust with the Secretary of State of the State of Delaware pursuant to Section 3810(a) of the Delaware Business Trust Act.

     SECTION 2.2  Office.  The office of the Trust shall be in care of the
                  ------
Eligible Lender Trustee at its Corporate Trust Office or at such other address as the Eligible Lender Trustee may designate by written notice to the Depositor.

     SECTION 2.3  Purposes and Powers.  The purpose of the Trust is to engage
                  -------------------
in the following activities:

          (i) to issue the Notes pursuant to the Indenture and the Excess Distribution Certificate pursuant to this Agreement and to sell the Notes in one or more transactions;

          (ii) with the proceeds of the sale of the Notes, to fund the Reserve Account pursuant to Section 2.8.1 of the Administration Agreement, to fund the Capitalized Interest Account pursuant to Section 2.8.2 of the Administration Agreement, to make the up-front payment under the Interest Rate Cap Swap Confirmation and to purchase the Trust Student Loans pursuant to the Sale Agreement;

          (iii) to Grant the Trust Estate to the Indenture Trustee pursuant to the Indenture, and to hold, manage and distribute to the holder of the Excess Distribution Certificate pursuant to the terms of this Agreement any portion of the Trust Estate released from the Lien of, and remitted to the Trust pursuant to, the Indenture;

          (iv) to enter into and perform its obligations under the Basic Documents to which it is to be a party;

          (v) to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith including but not limited to entering into and performing its obligations under any Swap Agreements to which it is to be a party; and

          (vi) subject to compliance with the Basic Documents, to engage in such other activities as may be required in connection with conservation of the Trust Estate and the making of distributions to the Noteholders and the others specified in Sections 2.7, 2.8.1 and 2.8.2 of the Administration Agreement.

The Trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement or the other Basic Documents.

     SECTION 2.4  Appointment of Eligible Lender Trustee.  The Depositor hereby
                  --------------------------------------
appoints the Eligible Lender Trustee as trustee of the Trust, effective as of the date hereof, to have all the rights, powers and duties set forth herein.

     SECTION 2.5  Initial Capital Contribution of Trust Estate. The Depositor
                  --------------------------------------------
hereby sells, assigns, transfers, conveys and sets over to the Eligible Lender Trustee, as of the date hereof, the sum of $100.00. The Eligible Lender Trustee hereby acknowledges receipt in trust from the Depositor, as of the date hereof, of the foregoing contribution, which shall constitute the Initial Trust Estate and shall be deposited in the Collection Account. The Depositor shall pay the organizational expenses of the Trust as they may arise or shall, upon the request of the Eligible Lender Trustee, promptly reimburse the Eligible Lender Trustee for any such expenses paid by the Eligible Lender Trustee.

     SECTION 2.6  Declaration of Trust.  The Eligible Lender Trustee hereby
                  --------------------
declares that it will hold the Trust Estate in trust upon and subject to the conditions set forth herein for the use and benefit of the holder of the Excess Distribution Certificate, subject to the obligations of the Trust under the other Basic Documents. It is the intention of the parties hereto that the Trust constitute a business trust under Delaware law and that this Agreement constitute the governing instrument of such trust. Effective as of the date hereof, the Eligible Lender Trustee shall have all rights, powers and duties set forth herein with respect to accomplishing the purposes of the Trust.

     SECTION 2.7  Liability of the Holders of Excess Distribution Certificate.
                  -----------------------------------------------------------

     (a) Notwithstanding the provisions of Section 3803 of the Delaware Business Trust Act, the Depositor shall be liable directly to and shall indemnify the injured party for all losses, claims, damages, liabilities and expenses of the Trust (including Expenses, to the extent that the assets of the Trust that would remain if all of the Notes were paid in full would not be sufficient to pay any such liabilities, or if such liabilities in fact are not paid out of the Trust Estate) to the extent that the Depositor would be liable if the Trust were a partnership under the Delaware Revised Uniform Limited Partnership Act in which the Depositor were a general partner; provided, however, that the Depositor shall not be liable for any
          --------  -------
          losses incurred by a beneficial owner of a Note in its capacity as a holder of limited recourse debt or to any holder of the Excess Distribution Certificate. In addition, any third party creditors of the Trust (other than in connection with the obligations to Noteholders excepted above) shall be third party beneficiaries of this paragraph.
     (b) No holder of the Excess Distribution Certificate (in such capacity) shall have any personal liability for any liability or obligation of the Trust.

     SECTION 2.8  Title to Trust Property.  Legal title to all of the Trust
                  -----------------------
Estate shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Trust Estate to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Eligible Lender Trustee, a co-trustee and/or a separate trustee, as the case may be; provided that legal title to the Trust Student Loans shall be vested at all times in the Eligible Lender Trustee on behalf of the Trust.

     SECTION 2.9  Representations, Warranties, and Covenants of the Depositor.
                  -----------------------------------------------------------
The Depositor hereby represents, warrants and covenants to the Eligible Lender Trustee as follows:

     (a) The Depositor is duly organized and validly existing as a Delaware corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

     (b) The Depositor has the corporate power and authority to execute and deliver this Agreement and to carry out its terms; the Depositor has full corporate power and authority to sell and assign the property to be sold and assigned to and deposited with the Trust (or with the Eligible Lender Trustee on behalf of the Trust) and the Depositor has duly authorized such sale and assignment and deposit to the Trust (or to the Eligible Lender Trustee on behalf of the Trust) by all necessary corporate action; and the execution, delivery and performance of this Agreement has been duly authorized by the Depositor by all necessary corporate action.

     (c) This Agreement constitutes a legal, valid and binding obligation of the Depositor enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and similar laws relating to creditors' rights generally and subject to general principles of equity.

     (d) The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Certificate of Incorporation or by-laws of the Depositor, or any indenture, agreement or other instrument to which the Depositor is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); nor violate any law or, to the Depositor's knowledge, any order, rule or regulation applicable to the Depositor of any court or of any Federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties.

     (e) The Depositor agrees for the benefit of the Noteholders and the holder of the Excess Distribution Certificate that it will comply with each of the requirements set forth in Article IX, X, and XII of its Certificate of Incorporation and with each of the undertakings set forth in Annex I hereto.

     SECTION 2.10  Intentionally Omitted.
                   ----------------------


                                  ARTICLE III

                           Beneficial Ownership and
                           -------------------------
                        Excess Distribution Certificate
                        -------------------------------

     SECTION 3.1  Initial Beneficial Ownership.  Upon the formation of the
                  ----------------------------
Trust by the contribution by the Depositor pursuant to Section 2.5 and until the issuance of the Excess Distribution Certificate, the Depositor shall be the sole beneficial owner of the Trust.

     SECTION 3.2  Intentionally Omitted.
                  ---------------------

     SECTION 3.3  Intentionally Omitted.
                  ---------------------

     SECTION 3.4  Intentionally Omitted.
                  ---------------------

     SECTION 3.5  Intentionally Omitted.
                  ---------------------

     SECTION 3.6  Intentionally Omitted.
                  ---------------------

     SECTION 3.7  Intentionally Omitted.
                  ---------------------

     SECTION 3.8  Corporate Trust Office. The Eligible Lender Trustee initially
                  ----------------------
designates Christiana Center/OPS4, 500 Stanton Christiana Road, Newark, Delaware 19713, as its principal

Corporate Trust Office, at which it shall act as Trustee of the Trust. The Eligible Lender Trustee's New York office and its authenticating agent's office are located at 450 West 33rd Street, 15th Floor, New York, New York 10001,
Attention: Structured Finance Services.

  SECTION 3.9  Intentionally Omitted.
               ---------------------

  SECTION 3.10  Intentionally Omitted.
                ---------------------

  SECTION 3.11  Intentionally Omitted.
                ---------------------

  SECTION 3.12  Intentionally Omitted.
                ---------------------

  SECTION 3.13  The Excess Distribution Certificate.
                -----------------------------------

  (a)  General.  The Excess Distribution Certificate shall be issued without
       -------
denomination. The Excess Distribution Certificate shall receive payments as provided in Sections 2.8.1C.1(F)(ii) and 2.8.2B.2 of the Administration Agreement. The Excess Distribution Certificate shall be executed on behalf of the Trust by manual or facsimile signature of an authorized officer of the Eligible Lender Trustee. An Excess Distribution Certificate bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trust, shall be valid and binding obligations of the Trust, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Excess Distribution Certificate or did not hold such offices at the date of authentication and delivery of such Excess Distribution Certificate.

  (b)  Authentication.  Concurrently with the sale of the Trust Student Loans to
       --------------
the Trust pursuant to the Purchase Agreement, the Eligible Lender Trustee shall cause the Excess Distribution Certificate to be executed on behalf of the Trust, authenticated and delivered to or upon the written order of the Depositor, signed by its chairman of the board, its president or any vice president, without further action by the Depositor. No Excess Distribution Certificate shall entitle its holder to any benefit under this Agreement, or shall be valid for any purpose, unless there shall appear on such Excess Distribution Certificate a certificate of authentication substantially in the form set forth in Exhibit C, executed by the Eligible Lender Trustee or The Chase Manhattan Bank, as the Eligible Lender Trustee's authenticating agent, by manual signature; such authentication shall constitute conclusive evidence that such Excess Distribution Certificate shall have been duly authenticated and delivered hereunder. The Excess Distribution Certificate shall be dated the date of its authentication. No further Excess Distribution Certificates shall be issued except pursuant to paragraph (c) or (d) below.

  (c) Registration of Transfer and Exchange.  The Excess Distribution
      -------------------------------------
Certificate Registrar shall keep or cause to be kept, at the office or agency maintained pursuant to paragraph (f) below, an Excess Distribution Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Eligible Lender Trustee shall provide for the registration of the Excess Distribution Certificate and of transfers and exchanges of the Excess Distribution Certificate as herein provided. Chase Manhattan Bank USA, National Association shall be the initial Excess

Distribution Certificate Registrar.

     Upon surrender for registration of transfer of the Excess Distribution Certificate at the office or agency maintained pursuant to paragraph (f) below, the Eligible Lender Trustee shall execute, authenticate and deliver (or shall cause The Chase Manhattan Bank as its authenticating agent to authenticate and deliver), in the name of the designated transferee, a new Excess Distribution Certificate dated the date of authentication by the Eligible Lender Trustee or any authenticating agent. At the option of the holder of the Excess Distribution Certificate, the Excess Distribution Certificate may be exchanged for another Excess Distribution Certificate upon surrender of the Excess Distribution Certificate to be exchanged at the office or agency maintained pursuant to paragraph (f) below.

     An Excess Distribution Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Eligible Lender Trustee and the Excess Distribution Certificate Registrar duly executed by the holder thereof or his attorney duly authorized in writing, with such signature guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company. An Excess Distribution Certificate surrendered for registration of transfer or exchange shall be cancelled and subsequently disposed of by the Eligible Lender Trustee in accordance with its customary practice.

     No service charge shall be made for any registration of transfer or exchange of the Excess Distribution Certificate, but the Eligible Lender Trustee or the Excess Distribution Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of the Excess Distribution Certificate.

     The preceding provisions of this Section notwithstanding, the Eligible Lender Trustee shall not be required to make and the Excess Distribution Certificate Registrar need not register transfers or exchanges of the Excess Distribution Certificate for a period of 15 days preceding any Distribution Date with respect to the Excess Distribution Certificate.

     The Excess Distribution Certificate and any beneficial interest in the Excess Distribution Certificate may not be acquired by (a) employee benefit plans (as defined in section 3(3) of ERISA) that are subject to the provisions of Title I of ERISA, (b) plans described in section 4975(e)(1) of the Code, including individual retirement accounts described in Section 408(a) of the Code or Keogh plans, or (c) Benefit Plans. By accepting and holding the Excess Distribution Certificate or an interest therein, the holder thereof shall be deemed to have represented and warranted that it is not a Benefit Plan, is not purchasing the Excess Distribution Certificate on behalf of a Benefit Plan and is not using assets of a Plan to purchase the Excess Distribution Certificate and to have agreed that if the Excess Distribution Certificate is deemed to be a plan asset, the holder thereof will promptly dispose of the Excess Distribution Certificate.

     (d)  Mutilated, Destroyed, Lost or Stolen Excess Distribution Certificate.
          --------------------------------------------------------------------
If (1) the mutilated Excess Distribution Certificate shall be surrendered to the Excess Distribution Certificate

Registrar, or if the Excess Distribution Certificate Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of the Excess Distribution Certificate, and (2) there shall be delivered to the Excess Distribution Certificate Registrar and the Eligible Lender Trustee such security or indemnity as may be required by them to save each of them and the Trust harmless, then in the absence of notice that such Excess Distribution Certificate shall have been acquired by a bona fide purchaser, the Eligible Lender Trustee on behalf of the Trust shall execute and the Eligible Lender Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Excess Distribution Certificate, a new Excess Distribution Certificate of like tenor. In connection with the issuance of any new Excess Distribution Certificate under this Section, the Eligible Lender Trustee and the Excess Distribution Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Excess Distribution Certificate issued pursuant to this paragraph shall constitute conclusive evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Excess Distribution Certificate shall be found at any time.

     (e)  Persons Deemed Owners.  Prior to due presentation of the Excess
          ---------------------
Distribution Certificate for registration of transfer, the Eligible Lender Trustee and the Excess Distribution Certificate Registrar and any agent of either of them may treat the Person in whose name the Excess Distribution Certificate shall be registered in the Excess Distribution Certificate Register as the owner of such Excess Distribution Certificate for the purpose of receiving distributions thereon and for all other purposes whatsoever, and neither the Eligible Lender Trustee, the Excess Distribution Certificate Registrar nor any agent thereof shall be bound by any notice to the contrary.

     (f)  Maintenance of Office or Agency.  The Eligible Lender Trustee shall
          -------------------------------
maintain in the Borough of Manhattan, The City of New York, an office or offices or agency or agencies where the Excess Distribution Certificate may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Eligible Lender Trustee in respect of the Excess Distribution Certificate may be served.

     (g) Appointment of Excess Distribution Certificate Paying Agent.  The
         -----------------------------------------------------------
Excess Distribution Certificate Paying Agent shall make distributions to the holder of the Excess Distribution Certificate from the amounts received from the Indenture Trustee pursuant to Sections 2.8.1C.1F(ii) and 2.8.2B.2 of the Administration Agreement and shall report the amounts of such distributions to the Eligible Lender Trustee. Any Excess Distribution Certificate Paying Agent shall have the revocable power to receive such funds from the Indenture Trustee for the purpose of making the distributions referred to above. The Eligible Lender Trustee may revoke such power and remove the Excess Distribution Certificate Paying Agent if the Eligible Lender Trustee determines in its sole discretion that the Excess Distribution Certificate Paying Agent shall have failed to perform its obligations under this Agreement in any material respect. The Excess Distribution Certificate Paying Agent shall initially be the Eligible Lender Trustee, and any co-paying agent chosen by the Eligible Lender Trustee and consented to by the Administrator (which consent shall not be unreasonably withheld). The co-paying agent shall initially be the Indenture Trustee. The Eligible Lender Trustee shall be permitted to resign as Excess Distribution Certificate Paying Agent upon 30 days' written notice to the Eligible Lender Trustee. In the event that the Eligible Lender Trustee shall no longer be the Excess Distribution Certificate Paying Agent, the Eligible Lender Trustee shall appoint a successor to act as Excess Distribution Certificate Paying Agent (which shall be a bank or trust company). The Eligible Lender Trustee shall cause such successor Excess Distribution Certificate Paying Agent or any additional Excess Distribution Certificate Paying Agent appointed by the Eligible Lender Trustee to execute and deliver to the Eligible Lender Trustee an instrument in which such successor Excess Distribution Certificate Paying Agent or additional Excess Distribution Certificate Paying Agent shall agree with the Eligible Lender Trustee that as Excess Distribution Certificate Paying Agent, such successor Excess Distribution Certificate Paying Agent or additional Excess Distribution Certificate Paying Agent will hold all sums, if any, held by it for payment to the holder of the Excess Distribution Certificate in trust for the benefit of such holder until such sums shall be paid to such holder. The Excess Distribution Certificate Paying Agent shall return all unclaimed funds to the Eligible Lender Trustee and upon removal of an Excess Distribution Certificate Paying Agent such Excess Distribution Certificate Paying Agent shall also return all funds in its possession to the Eligible Lender Trustee. The provisions of Sections 7.1, 7.3, 7.4, 7.5 and 8.1 shall apply to the Eligible Lender Trustee also in its role as Excess Distribution Certificate Paying Agent, for so long as the Eligible Lender Trustee shall act as Certificate Paying Agent and, to the extent applicable, to any other paying agent appointed hereunder. Any reference in this Agreement to the Excess Distribution Certificate Paying Agent shall include any co-paying agent unless the context requires otherwise.


                                  ARTICLE IV

                      Actions by Eligible Lender Trustee
                      ----------------------------------

     SECTION 4.1  Prior Notice to the Holder of the Excess Distribution
                  ------------------------------------------------------
Certificate With Respect to Certain Matters.  With respect to the following
-------------------------------------------
matters, the Eligible Lender Trustee shall not take action unless at least 30 days before the taking of such action, the Eligible Lender Trustee shall have notified the holder of the Excess Distribution Certificate and each of the Rating Agencies in writing of the proposed action and the holder shall not have notified the Eligible Lender Trustee in writing prior to the 30th day after such notice is given that it has withheld consent or provided alternative direction:

     (a) the initiation of any material claim or lawsuit by the Trust (except claims or lawsuits brought in connection with the collection of the Trust Student Loans) and the compromise of any material action, claim or lawsuit brought by or against the Trust (except with respect to the aforementioned claims or lawsuits for collection of Trust Student Loans);

     (b) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any class of Noteholders is required;

     (c) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any class of Noteholder is not required and such amendment materially adversely affects the interest of the holder of the Excess Distribution Certificate; or

     (d) the amendment of any Swap Agreement in circumstances where the consent of any class of Noteholders is required or in circumstances where the consent of Noteholders is not required but where such amendment materially adversely affects the interest of the holder of the Excess Distribution Certificate.

     SECTION 4.2  Action with Respect to Sale of the Trust Student Loans.  The
                  ------------------------------------------------------
Eligible Lender Trustee shall not have the power, except upon the written direction of the Depositor and except as expressly provided in the Basic Documents, to sell the Trust Student Loans after the payment in full of the Notes.

     SECTION 4.3  Action with Respect to Bankruptcy. The Eligible Lender Trustee
                  ---------------------------------
shall not have the power to commence a voluntary proceeding in bankruptcy relating to the Trust without the prior approval of the Depositor and the delivery to the Eligible Lender Trustee by the Depositor of a certificate certifying that the Depositor reasonably believes that the Trust is insolvent.

     SECTION 4.4  Restrictions.  Neither the Depositor nor the holder of the
                  ------------
Excess Distribution Certificate shall direct the Eligible Lender Trustee to take or refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or the Eligible Lender Trustee under this Agreement or any of the other Basic Documents or would be contrary to Section
2.3 nor shall the Eligible Lender Trustee be permitted to follow any such direction, if given.

     SECTION 4.5  Intentionally Omitted.
                  ---------------------


                                   ARTICLE V

                  Application of Trust Funds; Certain Duties
                  ------------------------------------------

     SECTION 5.1  Application of Trust Funds.
                  --------------------------

     (a) On each Distribution Date, the Eligible Lender Trustee shall distribute to the holder of the Excess Distribution Certificate any amounts payable in respect of the Excess Distribution Certificate in accordance with the Administrative Agreement.

     (b) In the event that any withholding tax is imposed on the Trust's payment to the holder of the Excess Distribution Certificate, such tax shall reduce the amount otherwise distributable on the Excess Distribution Certificate.

     SECTION 5.2  Method of Payment.  Subject to Section 9.1(c), distributions
                  -----------------
required to
be made to the holder of the Excess Distribution Certificate on any Distribution Date shall be made to the holder of record on the preceding Record Date either by wire transfer, in immediately available funds, to the account of such holder at a bank or other entity having appropriate facilities therefor, if such holder shall have provided to the Excess Distribution Certificate Registrar appropriate written instructions signed by two authorized officers, if any, at least five Business Days prior to such Distribution Date, or, if not, by check mailed to such holder at the address of such holder appearing in the Excess Distribution Certificate Register.

     SECTION 5.3  No Segregation of Moneys; No Interest.  Subject to Section
                  -------------------------------------
5.1, moneys received by the Eligible Lender Trustee hereunder need not be segregated in any manner except to the extent required by law or the Administration Agreement and may be deposited under such general conditions as may be prescribed by law, and the Eligible Lender Trustee shall not be liable for any interest thereon.

     SECTION 5.4 Reports to the Holder of the Excess Distribution Certificate,
                 -------------------------------------------------------------
the Internal Revenue Service and Others.  The Eligible Lender Trustee shall
---------------------------------------
provide (or cause to be provided) any reports or other information required to be provided to the holder of the Excess Distribution Certificate pursuant to the Code, the regulations promulgated thereunder or other applicable law. In addition, the Eligible Lender Trustee shall provide (or cause to be provided) any information concerning the Excess Distribution Certificate to the Internal Revenue Service or other taxing authority as required under the Code, the regulations promulgated thereunder or other applicable law. The Eligible Lender Trustee shall be entitled to hire an independent accounting firm to perform the functions described in this Section 5.4, the reasonable fees and expenses of which shall be paid by the Depositor.

     SECTION 5.5  Intentionally Omitted.
                  ---------------------

     SECTION 5.6  Intentionally Omitted.
                  ---------------------

                                  ARTICLE VI

                Authority and Duties of Eligible Lender Trustee
                -----------------------------------------------

     SECTION 6.1  General Authority.  The Eligible Lender Trustee is authorized
                  -----------------
and directed to execute and deliver the Basic Documents to which the Trust is to be a party and each certificate or other document attached as an exhibit to or contemplated by the Basic Documents to which the Trust is to be a party, in each case, in such form as the Depositor shall approve as evidenced conclusively by the Eligible Lender Trustee's execution thereof, and, on behalf of the Trust, to direct the Indenture Trustee to authenticate and deliver Notes in the aggregate principal amount of $_____________. The Eligible Lender Trustee is also authorized and directed on behalf of the Trust (i) to acquire and hold legal title to the Trust Student Loans from the Depositor and (ii) to take all actions required pursuant to Section 3.2C of the Administration Agreement and otherwise follow the direction of and cooperate with the Servicer in submitting, pursuing and collecting any claims to and with the Department with respect to any Interest Subsidy Payments and Special Allowance Payments relating to the Trust Student Loans.

     In addition to the foregoing, the Eligible Lender Trustee is authorized to take all actions required of the Trust pursuant to the Basic Documents. The Eligible Lender Trustee is further authorized from time to time to take such action as the Administrator directs or instructs with respect to the Basic Documents and is directed to take such action to the extent that the Administrator is expressly required pursuant to the Basic Documents to cause the Eligible Lender Trustee to act.

     SECTION 6.2  General Duties.  It shall be the duty of the Eligible Lender
                  --------------
Trustee to discharge (or cause to be discharged) all its responsibilities pursuant to the terms of this Agreement, the other Basic Documents to which the Trust is a party and to administer the Trust in the interest of the Noteholders and the holder of the Excess Distribution Certificate subject to and in accordance with the provisions of this Agreement and the other Basic Documents. Without limiting the foregoing, the Eligible Lender Trustee shall on behalf of the Trust file and prove any claim or claims that may exist on behalf of the Trust against the Depositor in connection with any claims paying procedure as part of an insolvency or a receivership proceeding involving the Depositor. Notwithstanding the foregoing, the Eligible Lender Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the other Basic Documents to the extent the Administrator has agreed in the Administration Agreement to perform and act or to discharge any duty of the Eligible Lender Trustee hereunder or under any other Basic Document, and the Eligible Lender Trustee shall not be held liable for the default or failure of the Administrator to carry out its obligations under the Administration Agreement. Except as expressly provided in the Basic Documents, the Eligible Lender Trustee shall have no obligation to administer, service or collect the Trust Student Loans or to maintain, monitor or otherwise supervise the administration, servicing or collection of the Trust Student Loans.

     SECTION 6.3  Action upon Instruction.
                  -----------------------

     (a)  [Reserved]

     (b) The Eligible Lender Trustee shall not be required to take any action hereunder or under any other Basic Document if the Eligible Lender Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Eligible Lender Trustee or is contrary to the terms hereof, any other Basic Document or is otherwise contrary to law.

     (c) Whenever the Eligible Lender Trustee is unable to determine the appropriate course of action between alternative courses and actions permitted or required by the terms of this Agreement or under any other Basic Document, the Eligible Lender Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Depositor requiring instruction as to the course of action to be adopted, and to the extent the Eligible Lender Trustee acts in good faith in accordance with any written instruction of the Depositor received, the Eligible Lender Trustee shall not be liable on account of such action to any Person. If the Eligible Lender Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement, the other Basic Documents, as it shall deem to be in the best interests of the Depositor, and shall have no liability to any Person for such action or inaction.

     (d) In the event that the Eligible Lender Trustee is unsure as to the application of any provision of this Agreement, any other Basic Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement permits any determination by the Eligible Lender Trustee or is silent or is incomplete as to the course of action that the Eligible Lender Trustee is required to take with respect to a particular set of facts, the Eligible Lender Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Depositor requesting instruction and, to the extent that the Eligible Lender Trustee acts or refrains from acting in good faith in accordance with any such instruction received, the Eligible Lender Trustee shall not be liable, on account of such action or inaction, to any Person. If the Eligible Lender Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the other Basic Documents, as it shall deem to be in the best interest of the holder of the Excess Distribution Certificate, and shall have no liability to any Person for such action or inaction.

     SECTION 6.4  No Duties Except as Specified in this Agreement or in
                  -----------------------------------------------------
Instructions.  The Eligible Lender Trustee shall not have any duty or obligation
------------
to manage, make any payment with respect to, register, record, sell, service, dispose of or otherwise deal with the Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Eligible Lender Trustee is a party, except as expressly provided by the terms of this Agreement or in any document or written instruction received by the Eligible Lender Trustee pursuant to Section 6.3; and no implied duties or obligations shall be read into this Agreement or any other Basic Document against the Eligible Lender Trustee. The Eligible Lender Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to prepare or file any Commission filing for the Trust or to record this Agreement or any other Basic Document. The Eligible Lender Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any Liens on any part of the Trust Estate that result from actions by, or claims against, Chase Manhattan Bank USA, National Association in its individual capacity or as the Eligible Lender Trustee that are not related to the ownership or the administration of the Trust Estate.

     SECTION 6.5  No Action Except Under Specified Documents or Instructions.
                  ----------------------------------------------------------
The Eligible Lender Trustee shall not otherwise deal with any part of the Trust Estate except (i) in accordance with the powers granted to and the authority conferred upon the Eligible Lender Trustee pursuant to this Agreement, (ii) in accordance with the other Basic Documents to which it is a party and (iii) in accordance with any document or instruction delivered to the Eligible Lender Trustee pursuant to Section 6.3.

     SECTION 6.6  Restrictions.  The Eligible Lender Trustee shall not take any
                  ------------
action (a) that is inconsistent with the purposes of the Trust set forth in
Section 2.3 or (b) that, to the actual knowledge of the Eligible Lender Trustee, would result in the Trust's becoming taxable as a corporation for Federal income tax purposes. Neither the Depositor nor the holder of the Excess Distribution Certificate shall direct the Eligible Lender Trustee to take action that would violate the provisions of this Section.



                                  ARTICLE VII

                    Concerning the Eligible Lender Trustee
                    --------------------------------------

     SECTION 7.1  Acceptance of Trusts and Duties.  The Eligible Lender Trustee
                  -------------------------------
accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Agreement. The Eligible Lender Trustee also agrees to disburse all moneys actually received by it constituting part of the Trust Estate upon the terms of this Agreement and the other Basic Documents. The Eligible Lender Trustee shall not be answerable or accountable hereunder or under any other Basic Document under any circumstances, except (i) for its own willful misconduct or negligence or (ii) in the case of the inaccuracy of any representation or warranty contained in Section 7.3 expressly made by the Eligible Lender Trustee. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

     (a) the Eligible Lender Trustee shall not be liable for any error of judgment made by a responsible officer of the Eligible Lender Trustee;

     (b) the Eligible Lender Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the direction or instructions of the Administrator, the Depositor or the holder of the Excess Distribution Certificate;

     (c) no provision of this Agreement or any other Basic Document shall require the Eligible Lender Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder or under any other Basic Document, if the Eligible Lender Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

     (d) under no circumstances shall the Eligible Lender Trustee be liable for indebtedness evidenced by or arising under any of the Basic Documents, including the principal of and interest on the Notes;

     (e) the Eligible Lender Trustee shall not be responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by the Depositor or for the form, character, genuineness, sufficiency, value or validity of any of the Trust Estate or for or in respect of the validity or sufficiency of the Basic Documents, other than the certificate of authentication on the Excess Distribution Certificate, and the Eligible Lender Trustee shall in no event assume or incur any liability, duty, or obligation to any Noteholder or the holder of the Excess Distribution Certificate, other than as expressly provided for herein and in the other Basic Documents;

     (f) the Eligible Lender Trustee shall not be liable for the action or inaction, default or misconduct of the Administrator, the Depositor, the Indenture Trustee, the Servicer or Swap Counterparties under any of the other Basic Documents or otherwise and the Eligible Lender Trustee shall have no obligation or liability to perform the obligations of the Trust under this Agreement or the other Basic Documents that are required to be performed by the Administrator under the Administration Agreement, the Indenture Trustee under the Indenture, the Servicer under the Servicing Agreement or the Swap Counterparties under the Swap Agreements; and

     (g) the Eligible Lender Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement, any other Basic Document, at the request, order or direction of the Depositor or holder of the Excess Distribution Certificate, unless the Depositor or such holder has offered to the Eligible Lender Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Eligible Lender Trustee therein or thereby. The right of the Eligible Lender Trustee to perform any discretionary act enumerated in this Agreement or in any other Basic Document shall not be construed as a duty, and the Eligible Lender Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act.

     SECTION 7.2  Intentionally Omitted.
                  ---------------------

     SECTION 7.3  Representations and Warranties.  The Eligible Lender Trustee
                  ------------------------------
hereby represents and warrants to the Depositor, for the benefit of the Noteholders and the holder of the Excess Distribution Certificate, that:

     (a) It is duly organized and validly existing in good standing under the laws of its governing jurisdiction and has an office located within the State of Delaware. It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

     (b) It has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf.

     (c) Neither the execution nor the delivery by it of this Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will contravene any Federal or Delaware state law, governmental rule or regulation governing the banking or trust powers of the Eligible Lender Trustee or any judgment or order binding on it, or constitute any default under its charter documents or by-laws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound.

     (d) It is and will maintain its status as an "eligible lender" (as such term is defined in Section 435(d) of the Higher Education Act) for purposes of holding legal title to the Trust Student Loans as contemplated by this Agreement and the other Basic Documents, it has a lender identification number with respect to the Trust Student Loans from the Department and has and will maintain in effect a Guarantee Agreement with each of the Guarantors with respect to the Trust Student Loans.

     SECTION 7.4  Reliance; Advice of Counsel.
                  ---------------------------

     (a) The Eligible Lender Trustee shall incur no liability to anyone in acting upon any signature, instrument, direction, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Eligible Lender Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Eligible Lender Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter and such certificate shall constitute full protection to the Eligible Lender Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

     (b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement or the other Basic Documents, the Eligible Lender Trustee (i) may act directly or through its agents or attorneys pursuant to agreements entered into with any of them and the Eligible Lender Trustee shall not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Eligible Lender Trustee with reasonable care, and (ii) may consult with counsel and accountants to be selected with reasonable care and employed by it. The Eligible Lender Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the written opinion or advice of any such counsel or accountants and not contrary to this Agreement or any other Basic Document.

     SECTION 7.5  Not Acting in Individual Capacity.  Except as provided in this
                  ---------------------------------
Article VII, in accepting the trusts hereby created Chase Manhattan Bank USA, National Association acts solely as Eligible Lender Trustee hereunder and not in its individual capacity and all Persons having any claim against the Eligible Lender Trustee by reason of the transactions contemplated by this Agreement or any other Basic Document shall look only to the Trust Estate for payment or satisfaction thereof.

     SECTION 7.6  Eligible Lender Trustee Not Liable for Excess Distribution
                  ----------------------------------------------------------
Certificates or Trust Student Loans.  The recitals contained herein and in the
-----------------------------------
Excess Distribution Certificate (other than the signature of and authentication by the Eligible Lender Trustee on the Excess Distribution Certificate) shall be taken as the statements of the Depositor and the Eligible Lender Trustee assumes no responsibility for the correctness thereof. The Eligible Lender Trustee makes no representations as to the validity or sufficiency of this Agreement, the Excess Distribution Certificate, or any other Basic Document (other than the signature of and authentication by the Eligible Lender Trustee on the Excess Distribution Certificate), or the Notes, or of any Trust Student Loan or related documents. The Eligible Lender Trustee shall at no time have any responsibility (or liability except for willfully or negligently terminating or allowing to be terminated any of the Guarantee Agreements, in a case where the Eligible Lender

Trustee knows of any facts or circumstances which will or could reasonably be expected to result in any such termination) for or with respect to the legality, validity, enforceability and eligibility for Guarantee Payments, federal reinsurance, Interest Subsidy Payments or Special Allowance Payments, as applicable, in respect of any Trust Student Loan, or for or with respect to the sufficiency of the Trust Estate or its ability to generate the payments to be distributed to the holder of the Excess Distribution Certificate under this Agreement or the Noteholders under the Indenture, including the existence and contents of any computer or other record of any Trust Student Loan; the validity of the assignment of any Trust Student Loan to the Eligible Lender Trustee on behalf of the Trust; the completeness of any Trust Student Loan; the performance or enforcement (except as expressly set forth in any Basic Document) of any Trust Student Loan; the compliance by the Depositor or the Servicer with any warranty or representation made under any Basic Document or in any related document or the accuracy of any such warranty or representation or any action or inaction of the Administrator, the Indenture Trustee or the Servicer or any subservicer taken in the name of the Eligible Lender Trustee.

     SECTION 7.7  Eligible Lender Trustee May Own Notes.  The Eligible Lender
                  -------------------------------------
Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may deal with the Depositor, the Administrator, the Indenture Trustee, the Servicer or the Swap Counterparties in banking transactions with the same rights as it would have if it were not Eligible Lender Trustee.


                                 ARTICLE VIII

             Compensation and Indemnity of Eligible Lender Trustee
             -----------------------------------------------------

     SECTION 8.1  Eligible Lender Trustee's Fees and Expenses.  The Eligible
                  -------------------------------------------
Lender Trustee shall receive as compensation for its services hereunder such fees as have been separately agreed upon before the date hereof between the Depositor and the Eligible Lender Trustee, and the Eligible Lender Trustee shall be entitled to be reimbursed by the Depositor, to the extent provided in such separate agreement, for its other reasonable expenses (including the reasonable fees and expenses of counsel and independent accountants) hereunder.

     SECTION 8.2  Payments to the Eligible Lender Trustee.  Any amounts paid
                  ---------------------------------------
to the Eligible Lender Trustee pursuant to Section 8.1 hereof or pursuant to
Section 9 of the Sale Agreement, Section 4.2 of the Administration Agreement or
Section 4.2 of the Servicing Agreement shall be deemed not to be a part of the Trust Estate immediately after such payment.

     SECTION 8.3  Indemnity.  The Depositor shall cause the Administrator to
                  ---------
indemnify the Eligible Lender Trustee in its individual capacity and any of its officer, directors, employees and agents as and to the extent provided for in
Section 4.2 of the Administration Agreement.

                                  ARTICLE IX

                        Termination of Trust Agreement
                        ------------------------------

     SECTION 9.1  Termination of Trust Agreement.
                  ------------------------------

     (a) This Agreement (other than Article VIII) and the Trust shall terminate and be of no further force or effect upon the earlier of (i) the final distribution by the Eligible Lender Trustee of all moneys or other property or proceeds of the Trust Estate in accordance with the terms of the Indenture, the Administration Agreement and Article V, and (ii) the time provided in Section 9.2. The bankruptcy, liquidation, dissolution, death or incapacity of the holder of the Excess Distribution Certificate, other than the Depositor as described in
          Section 9.2, shall not (x) operate to terminate this Agreement or the Trust, nor (y) entitle such holder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust or Trust Estate nor (z) otherwise affect the rights, obligations and liabilities of the parties hereto.

     (b) Except as provided in Section 9.1(a), none of the Depositor, any Noteholder or the holder of the Excess Distribution Certificate shall be entitled to revoke or terminate the Trust.

     Upon final distribution of any funds remaining in the Trust, the Eligible Lender Trustee shall file a certificate of cancellation of the Trust's certificate of trust pursuant to Section 3810(c) of the Delaware Business Trust Act.

     SECTION 9.2  Dissolution upon Insolvency of the Depositor.  Notwithstanding
                  --------------------------------------------
the provisions of Section 3808 of the Delaware Business Trust Act, in the event that an Insolvency Event shall occur with respect to the Depositor, (x) the Trust created hereunder shall dissolve and (y) this Agreement shall be terminated in accordance with Section 9.1 90 days after the date of such Insolvency Event. Promptly after the occurrence of any Insolvency Event with respect to the Depositor, (i) the Depositor shall give the Indenture Trustee, the Eligible Lender Trustee, any Swap Counterparties, and each Rating Agency written notice of such Insolvency Event, and (ii) the Eligible Lender Trustee shall, upon the receipt of such written notice from the Depositor, give prompt written notice to the holder of the Excess Distribution Certificate and the Indenture Trustee, of the occurrence of such event and of the effect of such event under this Section 9.2; provided, however, that any failure to give a
                              --------  -------
notice required by this sentence shall not prevent or delay, in any manner, a termination of the Trust pursuant to the first sentence of this Section 9.2. Upon a termination of the Trust pursuant to this Section, the Eligible Lender Trustee shall direct the Indenture Trustee promptly to sell the assets of the Trust (other than the Trust Accounts) in a commercially reasonable manner and on commercially reasonable terms. The proceeds of such a sale of the assets of the Trust shall be treated as collections under the Administration Agreement.

                                 ARTICLE X

                    Successor Eligible Lender Trustees and
                    --------------------------------------
                      Additional Eligible Lender Trustees
                      -----------------------------------

     SECTION 10.1  Eligibility Requirements for Eligible Lender Trustee.  The
                   ----------------------------------------------------
Eligible Lender Trustee shall at all times be a corporation or association (i) qualifying as an "eligible lender" as such term is defined in Section 435(d) of the Higher Education Act for purposes of holding legal title to the Trust Student Loans on behalf of the Trust, with a valid lender identification number with respect to the Trust Student Loans from the Department; (ii) being authorized to exercise corporate trust powers and hold legal title to the Trust Student Loans; (iii) having in effect Guarantee Agreements with each of the Guarantors; (iv) having a combined capital and surplus of at least $50,000,000 and being subject to supervision or examination by Federal or state authorities;
(v) having its principal place of business in the State of Delaware and otherwise complying with Section 3807 of the Delaware Business Trust Act; and
(vi) having (or having a parent which has) a rating in respect of its long-term senior unsecured debt of at least BBB- (or the equivalent) by each of the Rating Agencies (or which, if the long-term senior unsecured debt of such corporation or association is not rated by any Rating Agency, shall have provided to the Indenture Trustee written confirmation from such Rating Agency that the appointment of such corporation or association to serve as Eligible Lender Trustee will not result in and of itself in a reduction or withdrawal of the then current rating of any of the Notes). If the Eligible Lender Trustee shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of the Eligible Lender Trustee shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Eligible Lender Trustee shall cease to be eligible in accordance with the provisions of this Section, the Eligible Lender Trustee shall resign immediately in the manner and with the effect specified in Section 10.2.

     SECTION 10.2  Resignation or Removal of Eligible Lender Trustee.  The
                   -------------------------------------------------
Eligible Lender Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Administrator. Upon receiving such notice of resignation, the Administrator shall promptly appoint a successor Eligible Lender Trustee meeting the eligibility requirements of
Section 10.1 by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Eligible Lender Trustee and one copy to the successor Eligible Lender Trustee. If no successor Eligible Lender Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Eligible Lender Trustee may petition any court of competent jurisdiction for the appointment of a successor Eligible Lender Trustee; provided, however, that such right to appoint or to
                         --------  -------
petition for the appointment of any such successor shall in no event relieve the resigning Eligible Lender Trustee from any obligations otherwise imposed on it under the Basic Documents until such successor has in fact assumed such appointment.

     If at any time the Eligible Lender Trustee shall cease to be or shall be likely to cease to be eligible in accordance with the provisions of Section 10.1 and shall fail to resign after written request therefor by the Administrator, or if at any time an Insolvency Event with respect to the Eligible Lender Trustee shall have occurred and be continuing, then the Administrator may remove the Eligible Lender Trustee. If the Administrator shall remove the Eligible Lender Trustee under the authority of the immediately preceding sentence, the Administrator shall promptly appoint a successor Eligible Lender Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Eligible Lender Trustee so removed and one copy to the successor Eligible Lender Trustee and payment of all fees owed to the outgoing Eligible Lender Trustee.

     Any resignation or removal of the Eligible Lender Trustee and appointment of a successor Eligible Lender Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Eligible Lender Trustee pursuant to Section 10.3, payment of all fees and expenses owed to the outgoing Eligible Lender Trustee and the filing of a certificate of amendment to the Trust's certificate of trust pursuant to Section 3810(b) of the Delaware Business Trust Act. The Administrator shall provide notice of such resignation or removal of the Eligible Lender Trustee and to each of the Rating Agencies.

     SECTION 10.3  Successor Eligible Lender Trustee.  Any successor Eligible
                   ---------------------------------
Lender Trustee appointed pursuant to Section 10.2 shall execute, acknowledge and deliver to the Administrator and to its predecessor Eligible Lender Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Eligible Lender Trustee shall become effective and such successor Eligible Lender Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as Eligible Lender Trustee. The predecessor Eligible Lender Trustee shall upon payment of its fees and expenses deliver to the successor Eligible Lender Trustee all documents, statements, moneys and properties held by it under this Agreement and shall assign, if permissible, to the successor Eligible Lender Trustee the lender identification number obtained from the Department on behalf of the Trust; and the Administrator and the predecessor Eligible Lender Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Eligible Lender Trustee all such rights, powers, duties and obligations.

     No successor Eligible Lender Trustee shall accept such appointment as provided in this Section unless at the time of such acceptance such successor Eligible Lender Trustee shall be eligible pursuant to Section 10.1.

Upon acceptance of appointment by a successor Eligible Lender Trustee pursuant to this Section, the Administrator shall mail notice of the successor of such Eligible Lender Trustee to the holder of the Excess Distribution Certificate, the Indenture Trustee, the Noteholders, the Rating Agencies and the Swap Counterparties. If the Administrator shall fail to mail such notice within 10 days after acceptance of appointment by the successor Eligible Lender Trustee, the successor Eligible Lender Trustee shall cause such notice to be mailed at the expense of the Administrator.

     SECTION 10.4  Merger or Consolidation of Eligible Lender Trustee.  Any
                   --------------------------------------------------
corporation
into which the Eligible Lender Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Eligible Lender Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Eligible Lender Trustee, shall, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, be the successor of the Eligible Lender Trustee hereunder; provided that such corporation shall be eligible pursuant to
                   --------
Section 10.1; and provided further that the Eligible Lender Trustee shall mail
                  -------- -------
notice of such merger or consolidation to the Rating Agencies not less than 15 days prior to the effective date thereof.

     SECTION 10.5  Appointment of Co-Eligible Lender Trustee or Separate
                   ------------------------------------------------------
Eligible Lender Trustee.  Notwithstanding any other provisions of this
-----------------------
Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust may at the time be located, the Administrator and the Eligible Lender Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Eligible Lender Trustee, meeting the eligibility requirements of clauses (i) through (iii) of Section 10.1, to act as co-trustee, jointly with the Eligible Lender Trustee, or separate trustee or separate trustees, of all or any part of the Trust Estate, and to vest in such Person, in such capacity, such title to the Trust Estate, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Administrator and the Eligible Lender Trustee may consider necessary or desirable. If the Administrator shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Eligible Lender Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to clauses (iv), (v) and (vi) of Section 10.1 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 10.3.

     Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

          (i) all rights, powers, duties, and obligations conferred or imposed upon the Eligible Lender Trustee shall be conferred upon and exercised or performed by the Eligible Lender Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Eligible Lender Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Eligible Lender Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties, and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, solely at the direction of the Eligible Lender Trustee;

          (ii) no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

          (iii) the Administrator and the Eligible Lender Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

     Any notice, request or other writing given to the Eligible Lender Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Eligible Lender Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Eligible Lender Trustee. Each such instrument shall be filed with the Eligible Lender Trustee and a copy thereof given to the Administrator.

     Any separate trustee or co-trustee may at any time appoint the Eligible Lender Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Eligible Lender Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.


                                  ARTICLE XI

                                 Miscellaneous
                                 -------------

     SECTION 11.1  Supplements and Amendments.  This Agreement may be amended by
                   --------------------------
the Depositor and the Eligible Lender Trustee, with prior written notice to the Rating Agencies, without the consent of any of the Noteholders or the Swap Counterparties, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or modifying in any manner the rights of the Noteholders or the Swap Counterparties; provided, however, that such action shall not, as evidenced by an Opinion of
--------  -------
Counsel, adversely affect in any material respect the interests of any Noteholder or Swap Counterparty.

This Agreement may also be amended from time to time by the Depositor and the Eligible Lender Trustee, with prior written notice to the Rating Agencies, with the consent of (i) the Class A Noteholders evidencing not less than a majority of the Outstanding Amount of the Class A Notes and (ii) the Class B Noteholders evidencing not less than a majority of the Class B Notes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or modifying in any manner the rights of the Class A Noteholders or Class B Noteholders, as the case may be; provided, however,
                                                          --------  -------
that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Trust Student Loans or distributions that shall be required to be made for the benefit of the Noteholders or (b) reduce the aforesaid percentage of the Outstanding Amount of any class of Notes required to consent to any such amendment, without the consent of all the outstanding Noteholders of such class.

  This Agreement may also be amended from time to time by the Depositor and the Eligible Lender Trustee, with prior written notice to the Rating Agencies, with the consent of the affected Swap Counterparty for the purpose of adding any provisions to, changing in any manner, or eliminating any of the provisions of this Agreement or modifying in any manner the rights of a Swap Counterparty if in the Opinion of Counsel such amendment materially adversely affects the interests of such Swap Counterparty.

  Promptly after the execution of any such amendment or consent, the Eligible Lender Trustee shall furnish written notification of the substance of such amendment or consent to the holder of the Excess Distribution Certificate, the Indenture Trustee, the Swap Counterparties and each of the Rating Agencies.

  It shall not be necessary for the consent of the Noteholders, the Indenture Trustee or any Swap Counterparty pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of provided for in this Agreement or in any other Basic Document) and of evidencing the authorization of the execution thereof shall be subject to such reasonable requirements as the Eligible Lender Trustee may prescribe.

  Prior to the execution of any amendment to this Agreement, the Eligible Lender Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Eligible Lender Trustee may, but shall not be obligated to, enter into any such amendment which affects the Eligible Lender Trustee's own rights, duties or immunities under this Agreement or otherwise.

  SECTION 11.2  No Legal Title to Trust Estate in Holder of the Excess
                ------------------------------------------------------
Distribution Certificate. The holder of the Excess Distribution Certificate
------------------------
shall not have legal title to any part of the Trust Estate. The holder of the Excess Distribution Certificate shall be entitled to receive distributions with respect to its undivided beneficial ownership interest therein only in accordance with Section 3.13 of this Agreement. No transfer, by operation of law or otherwise, of any right, title, or interest of the holder of the Excess Distribution Certificate to and in its beneficial ownership interest in the Trust Estate shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Trust Estate.

  SECTION 11.3  Limitations on Rights of Others.  Except for Section 2.7, the
                -------------------------------
provisions of this Agreement are solely for the benefit of the Eligible Lender Trustee, the Depositor, the holder of the Excess Distribution Certificate, the Administrator and, to the extent expressly provided herein, the Indenture Trustee, the Noteholders and the Swap Counterparties, and nothing in this Agreement (other than Section 2.7), whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

  SECTION 11.4  Notices.   Unless otherwise expressly specified or permitted by
                -------
the terms hereof, all notices shall be in writing and shall be deemed given upon receipt by the intended recipient or three Business Days after mailing if mailed by certified mail, postage prepaid (except that notice to the Eligible Lender Trustee shall be deemed given only upon actual receipt by the Eligible Lender Trustee), if to the Eligible Lender Trustee, addressed to its Corporate Trust Office; if to the Depositor, addressed to SLM Funding Corporation, 304 South Minnesota Street, Suite B, Carson City, Nevada 89703, or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.

  SECTION 11.5  Severability.  Any provision of this Agreement that is
                ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

  SECTION 11.6  Separate Counterparts.  This Agreement may be executed by the
                ---------------------
parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

  SECTION 11.7  Successors and Assigns.  All covenants and agreements contained
                ----------------------
herein shall be binding upon to the benefit of, the Depositor and its successors, the Eligible Lender Trustee and its successors, each holder of the Excess Distribution Certificate and its successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by a Noteholder or the holder of the Excess Distribution Certificate shall bind the successors and assigns of such holder.

  SECTION 11.8  No Petition.
                -----------

  (a) The Depositor will not at any time institute against the Trust any bankruptcy proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Excess Distribution Certificate, the Notes, this Agreement or any of the other Basic Documents.

  (b) The Eligible Lender Trustee (not in its individual capacity but solely as Eligible Lender Trustee), by entering into this Agreement, the holder of the Excess Distribution Certificate by accepting the Excess Distribution Certificate, and the Indenture Trustee and each Noteholder by accepting the benefits of this Agreement, hereby covenant and agree that they will not at any time institute against the Depositor or the Trust, or join in any institution against the Depositor or the Trust of, any bankruptcy, reorganization, arrangement, insolvency, receivership or liquidation proceedings, or other proceedings under any United

          States Federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Agreement or any of the other Basic Documents.

  SECTION 11.9  No Recourse.  Each holder of the Excess Distribution Certificate
                -----------
by accepting the Excess Distribution Certificate acknowledges that such holder's certificate represents beneficial interests in the Trust only and do not represent interests in or obligations of the Depositor, the Servicer, the Administrator, the Eligible Lender Trustee, the Indenture Trustee, any Swap Counterparty or any Affiliate thereof or any officer, director or employee of any thereof and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Agreement, the Excess Distribution Certificate or the other Basic Documents.

  SECTION 11.10  Headings.  The headings of the various Articles and Sections
                 --------
herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

  SECTION 11.11  Governing Law.  This Agreement shall be governed by and
                 -------------
construed in accordance with the laws of the State of Delaware, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

     IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

                         CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION, not in its individual capacity but solely as Eligible Lender Trustee,


                         By ________________________________
                             Name:
                             Title:


                         SLM FUNDING CORPORATION,
                         Depositor,


                         By ________________________________
                             Name:  ________________________
                             Title: ________________________

                                                                     EXHIBIT A
                                                        TO THE TRUST AGREEMENT



                                   RESERVED

                                                                 EXHIBIT 4.2
                                                                   EXHIBIT B
                                                      TO THE TRUST AGREEMENT


                                   RESERVED

                                                                      EXHIBIT C
                                                         TO THE TRUST AGREEMENT


                   [FORM OF EXCESS DISTRIBUTION CERTIFICATE]
                     [SEE REVERSE FOR CERTAIN DEFINITIONS]


     THIS EXCESS DISTRIBUTION CERTIFICATE MAY NOT BE ACQUIRED BY OR FOR THE ACCOUNT OF A BENEFIT PLAN (AS DEFINED BELOW). THIS CERTIFICATE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY.

                        SLM STUDENT LOAN TRUST 200___-__
                        EXCESS DISTRIBUTION CERTIFICATE

     evidencing a fractional undivided interest in the Trust, as defined below, the property of which includes a pool of student loans sold to the Trust by SLM Funding Corporation.

     (This Excess Distribution Certificate does not represent an interest in or obligation of SLM Funding Corporation, the Servicer (as defined below), the Eligible Lender Trustee (as defined below) or any of their respective affiliates, except to the extent described below.)

     THIS CERTIFIES THAT SLM Funding Corporation is the registered owner of a 100% percentage interest in this Excess Distribution Certificate. The SLM Student Loan Trust 200__-___ (the "Trust") was formed under the laws of the State of Delaware by SLM Funding Corporation, a Delaware corporation (the "Depositor"). The Trust was created pursuant to a Trust Agreement dated as of __________ ___, 200__ by and between the Depositor and the Eligible Lender Trustee (the "Trust Agreement"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in Appendix A to the Trust Agreement.

     Issued under the Indenture dated as of ___________ __, 200__, between the Trust and Bankers Trust Company, as Indenture Trustee, are Notes designated as "Floating Rate Student Loan-Backed Notes" (the "Notes"). This Excess Distribution Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the holder of this Excess Distribution Certificate by virtue of the acceptance hereof assents and by which such holder is bound. The property of the Trust includes a pool of student loans (the "Trust Student Loans"), all moneys paid thereunder on or after ___________ __, 200__, certain bank accounts and the proceeds thereof and certain other rights under the Trust Agreement, the Sale Agreement, the Purchase Agreement, the Administration Agreement and the Servicing Agreement and all proceeds of the foregoing.

     To the extent of funds available therefor, amounts owing hereon will be distributed on the 25th day of each January, April, July and October (or, if such 25th day is not a Business Day, the next succeeding Business Day) (each a "Distribution Date"), commencing on ___________ __, 200__, to the person in whose name this Excess Distribution Certificate is registered as of the close of business on the day immediately preceding the Distribution Date (such day the "Record Date"), in each case to the extent of such holder's fractional and undivided interest in the amount to be distributed hereon on such Distribution Date pursuant to Sections 2.8.1C.1(F)(ii) and 2.8.2B.2 of the Administration Agreement.

     The holder of this Excess Distribution Certificate acknowledges and agrees that its rights to receive distributions in respect of this Excess Distribution Certificate are subordinated to the rights of the Noteholders as described in the Basic Documents.

     It is the intent of the Depositor, and the holder of this Excess Distribution Certificate that, for purposes of Federal, state and local income and franchise and any other income taxes, the Notes will be treated as newly-issued debt of, and this Excess Distribution Certificate will be treated as equity in, the Trust. The holder of this Excess Distribution Certificate agrees to treat, and to take no action inconsistent with the treatment of, this Excess Distribution Certificate for such tax purposes as equity in the Trust.

     The holder of this Excess Distribution Certificate, by its acceptance of this Excess Distribution Certificate, covenants and agrees that it will not at any time institute against the Depositor or the Trust, or join in any institution against the Depositor or the Trust of, any bankruptcy, reorganization, arrangement, insolvency, receivership or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to this Excess Distribution Certificate, the Notes, the Trust Agreement or any of the other Basic Documents.

     Distributions on this Excess Distribution Certificate will be made as provided in the Administration Agreement to the holder of record hereof without the presentation or surrender of this Excess Distribution Certificate or the making of any notation hereon. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Excess Distribution Certificate will be made after due notice by the Administrator of the pendency of such distribution and only upon presentation and surrender of this Excess Distribution Certificate at the office or agency maintained for the purpose by the Eligible Lender Trustee in the Borough of Manhattan, The City of New York.

     Reference is hereby made to the further provisions of this Excess Distribution Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Eligible Lender Trustee or its authenticating agent, by manual signature, this Excess Distribution Certificate shall not entitle the holder hereof to any benefit under the Trust Agreement or the Administration Agreement or be valid for any purpose.

          IN WITNESS WHEREOF, the Eligible Lender Trustee on behalf of the Trust and not in its individual capacity has caused this Excess Distribution Certificate to be duly executed as of the date set forth below.

                                       SLM STUDENT LOAN TRUST 200__-___

                                       by CHASE MANHATTAN BANK USA,
                                       NATIONAL ASSOCIATION, not in its
                                       individual capacity but solely
                                       as Eligible Lender Trustee.



                                       By:______________________________
                                               Authorized Signatory

Date: ___________ __, 200__

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is the Excess Distribution Certificate referred to in the within-mentioned Trust Agreement.


                         CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION, not in its individual capacity but solely as Eligible Lender Trustee,


                         By:____________________________
                             Authorized Signatory


                         OR


                         THE CHASE MANHATTAN BANK, solely in its capacity as Authenticating Agent for the Eligible Lender Trustee,


                         By:__________________________
                             Authenticating Agent



Date: ___________ __, 200__

                 [Reverse of Excess Distribution Certificate]


     This Excess Distribution Certificate does not represent an obligation of, or an interest in, the Depositor, Sallie Mae Servicing L.P., as servicer (the "Servicer"), Student Loan Marketing Association, as administrator (the "Administrator"), the Eligible Lender Trustee or any affiliates of any of them, and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated herein, in the Trust Agreement or in the other Basic Documents. In addition, this Excess Distribution Certificate is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to certain collections with respect to the Trust Student Loans, all as more specifically set forth in the Administration Agreement. A copy of each of the Trust Agreement, the Sale Agreement, the Purchase Agreement, the Administration Agreement, the Servicing Agreement and the Indenture may be examined during normal business hours at the principal office of the Administrator, and at such other places, if any, designated by the Administrator, by the holder of this Excess Distribution Certificate upon request.

     The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the certification of the rights and obligations of the Depositor and the rights of the holders of this Excess Distribution Certificate under the Trust Agreement at any time by the Depositor and the Eligible Lender Trustee with the consent of the holders of the Class A Notes and the Class B Notes, each voting as a class evidencing not less than a majority of the outstanding principal balance of each class of the Notes. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Noteholders.

     As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Excess Distribution Certificate is registerable in the Excess Distribution Certificate Register upon surrender of this Excess Distribution Certificate for registration of transfer at the offices or agencies maintained by Chase Manhattan Bank USA, National Association in its capacity as Excess Distribution Certificate Registrar, or by any successor Excess Distribution Certificate Registrar, in the Borough of Manhattan, The City of New York, accompanied by a written instrument of transfer in form satisfactory to the Eligible Lender Trustee and the Excess Distribution Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon a new Excess Distribution Certificate will be issued to the designated transferee.

     As provided in the Trust Agreement and subject to certain limitations therein set forth, this Excess Distribution Certificate is exchangeable for a new Excess Distribution Certificate as requested by the holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Eligible Lender Trustee or the Excess Distribution Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

     The Eligible Lender Trustee, the Certificate Registrar and any agent of the Eligible Lender Trustee or the Excess Distribution Certificate Registrar may treat the person in whose name this Excess Distribution Certificate is registered as the owner hereof for all purposes, and none of the Eligible Lender Trustee or the Excess Distribution Certificate Registrar or any such agent shall be affected by any notice to the contrary.

     This Excess Distribution Certificate (including any beneficial interest herein) may not be acquired by or for the account of (i) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (ii) a plan described in section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), including an individual retirement account described in Section 408(a) of the Code or a Keogh plan or
(iii) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity (each, a "Benefit Plan"). By accepting and holding this Excess Distribution Certificate, the holder hereof shall be deemed to have represented and warranted that it is not a Benefit Plan, it is not purchasing this Excess Distribution Certificate on behalf of a Benefit Plan, is not using assets of a Benefit Plan to purchase this Excess Distribution Certificate and to have agreed that if this Excess Distribution Certificate is deemed to be a plan asset, the Holder will promptly dispose of this Excess Distribution Certificate.

     The obligations and responsibilities created by the Trust Agreement and the Trust created thereby shall terminate upon the payment to Noteholders and the holder of this Excess Distribution Certificate of all amounts required to be paid to them pursuant to the Trust Agreement, the Administration Agreement and the Indenture and the disposition of all property held as part of the Trust. The Depositor may at its option purchase the corpus of the Trust at a price specified in the Administration Agreement; however, such right of purchase is exercisable only on any Distribution Date on or after the date on which the Pool Balance is less than or equal to 10% of the

Initial Pool Balance. Any Trust Student Loans remaining in the Trust as of the end of the Collection Period immediately preceding the Trust Auction Date will be offered for sale by the Indenture Trustee by auction in accordance with the procedure described in the Indenture.

     This Excess Distribution Certificate shall be construed in accordance with the laws of the State of Delaware, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

                                  ASSIGNMENT


     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE

________________________________________________________________________________
(Please print or type name and address, including postal zip code, of assignee)


________________________________________________________________________________
the within Excess Distribution Certificate, and all rights thereunder, hereby irrevocably constituting and appointing



_______________________________________________________________________ Attorney
to transfer said Excess Distribution Certificate on the books of the Excess Distribution Certificate Registrar, with full power of substitution in the premises.


Dated:


______________________________*
  Signature Guaranteed:


______________________________*

* NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within the Excess Distribution Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company.

                                                                      APPENDIX A

IDEFINITIONS AND USAGE
                                   200__-___

I.1  Usage

          The following rules of construction and usage shall be applicable to any instrument that is governed by this Appendix:

          (a) All terms defined in this Appendix shall have the defined meanings when used in any instrument governed hereby and in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein.

          (b) As used herein, in any instrument governed hereby and in any certificate or other document made or delivered pursuant thereto, accounting terms not defined in this Appendix or in any such instrument, certificate or other document, and accounting terms partly defined in this Appendix or in any such instrument, certificate or other document, to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles as in effect on the date of such instrument. To the extent that the definitions of accounting terms in this Appendix or in any such instrument, certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Appendix or in any such instrument, certificate or other document shall control.

          (c) The words "hereof," "herein," "hereunder" and words of similar import when used in an instrument refer to such instrument as a whole and not to any particular provision or subdivision thereof; references in an instrument to "Article," "Section" or another subdivision or to an attachment are, unless the context otherwise requires, to an article, section or subdivision of or an attachment to such instrument; and the term "including" means "including without limitation."

     (d) The definitions contained in this Appendix are equally applicable to both the singular and plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

(e) Any agreement, instrument or statute defined or referred to below or in any agreement or instrument that is governed by this Appendix means such agreement or instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.

I.2  Definitions

     "Act" has the meaning specified in Section 11.3(a) of the Indenture.
      ---

     "Accrual Period" means, with respect to a Distribution Date, the period
      --------------
from and including the immediately preceding Distribution Date, or in the case of the initial such period the Closing Date, to but excluding such current Distribution Date.

     "Adjusted Pool Balance" means, for any Distribution Date, (a) if the Pool
      ---------------------
Balance as of the last day of the related Collection Period is greater than 40% of the Initial Pool Balance, the sum of such Pool Balance and the Specified Reserve Account Balance for that Distribution Date, or (b) if the Pool Balance as of the last day of the related Collection Period is less than or equal to 40% of the Initial Pool Balance, that Pool Balance.

     "Administration Agreement" means the Master Administration Agreement dated
      ------------------------
as of May 1, 1997 between the Administrator and the Seller, as supplemented by the Supplement and as such agreement may be amended or supplemented from time to time.

     "Administration Fee" has the meaning specified in Section 2.12 of the
     ------------------
Administration Agreement.

     "Administrator" means the Student Loan Marketing Association, in its
      -------------
capacity as administrator of the Trust and the Trust Student Loans in accordance with the Administration Agreement.

     "Administrator Default" has the meaning specified in Section 5.1 of the
      ---------------------
Administration Agreement.

     "Administrator's Certificate" means an Officers' Certificate of the
      ---------------------------
Administrator delivered pursuant to Section 3.1.C. of the Administration Agreement.

     "Affiliate" means, with respect to any specified Person, any other Person
      ---------
controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Authorized Officer" means (i) with respect to the Trust, any officer of
      ------------------
the Eligible Lender Trustee who is authorized to act for the Eligible Lender Trustee in matters relating to the Trust pursuant to the Basic Documents and who is identified on the list of Authorized Officers delivered by the Eligible Lender Trustee to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter), (ii) with respect to the Administrator, any officer of the Administrator or any of its Affiliates who is authorized to act for the Administrator in matters relating to itself or to the Trust and to be acted upon by the Administrator pursuant to the Basic Documents and who is identified on the list of Authorized Officers delivered by the Administrator to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter), (iii) with respect to the Seller, any officer of the Seller or any of its Affiliates who is authorized to act for the Seller in matters relating to or to be acted upon by the Seller pursuant to the Basic Documents and who is identified on the list of Authorized Officers delivered by the Seller to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter) and
(iv) with respect to the Servicer, any officer of the Servicer who is authorized to act for the Servicer in matters relating to or to be acted upon by the Servicer pursuant to the Basic Documents and who is identified on the list of Authorized Officers delivered by the Servicer to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

     "Available Funds" means, with respect to a Distribution Date or any related
      ---------------
Monthly Servicing Payment Date, the sum of the following amounts received with respect to the related Collection Period (or, in the case of a Monthly Servicing Payment Date, the applicable portion thereof) to the extent not previously distributed: (i) all collections received by the Servicer on the Trust Student Loans (including any Guarantee Payments received with respect to the Trust Student Loans but net of (x) any collections in respect of principal on the Trust Student Loans applied by the Trust to repurchase guaranteed loans from the Guarantors in accordance with the Guarantee Agreements and (y) amounts required by the Higher Education Act to be paid to the Department or to be repaid to borrowers (whether or not in the form of a principal reduction of the applicable Trust Student Loan), with respect to the Trust Student Loans for such Collection Period); (ii) any Interest Subsidy Payments and Special Allowance Payments received by the Servicer or the Eligible Lender Trustee during such Collection Period with respect to Trust Student Loans; (iii) all Liquidation Proceeds from any Trust Student Loans which became Liquidated Student Loans during such Collection Period in accordance with the Servicer's customary servicing procedures, and all Recoveries in respect of Liquidated Student Loans which were written off in prior Collection Periods or during such current Collection Period; (iv) the aggregate Purchase Amounts received during such Collection Period for Trust Student Loans repurchased by the Seller or purchased by the Servicer or for Trust Student Loans sold to another eligible lender pursuant to
Section 3.11E of the Servicing Agreement; (v) the aggregate amounts, if any, received from the Seller or the Servicer, as the case may be, as reimbursement of non-guaranteed interest amounts, or lost Interest Subsidy Payments and Special

Allowance Payments, with respect to the Trust Student Loans pursuant to Section 3C of the Sale Agreement or Section 3.5 of the Servicing Agreement, respectively; (vi) amounts received by the Servicer pursuant to Sections 3.1 and
3.12 of the Servicing Agreement during such Collection Period; (vii) Investment Earnings for such Distribution Date and any interest remitted to the Collection Account by the Administrator pursuant to Section 2.4 of the Administration Agreement; and (viii) any payments received under the Swap Agreements from the Swap Counterparties in respect of such Distribution Date; provided, however, that if with respect to any Distribution Date there would not be sufficient funds, after application of Available Funds, as defined above, and application of amounts available from the Reserve Account, to pay any of the items specified in clauses 1 through 5 of Section 2.7.C. of the Administration Agreement (but excluding clause 5, and including clauses 6 and 7, in the event that a condition exists as described in either clause (a) or (b) of the last paragraph of Section 2.7C of the Administration Agreement, then Available Funds for such Distribution Date shall include amounts on deposit in the Collection Account (or amounts held by the Administrator, or which the Administrator reasonably estimates to be held by the Administrator, for deposit into the Collection Account) on the related Determination Date which would have constituted Available Funds for the Distribution Date succeeding such Distribution Date, up to the amount necessary to pay such items, and the Available Funds for such succeeding Distribution Date shall be adjusted accordingly.

  "Basic Documents" means the Trust Agreement, the Indenture, the Servicing
   ---------------
Agreement, the Administration Agreement, the Sale Agreement, the Purchase Agreement, the Guarantee Agreements, the Note Depository Agreement, the Swap Agreements and other documents and certificates delivered in connection with any thereof.

  "Benefit Plan" has the meaning specified in Exhibit C to the Trust Agreement.
   ------------

  "Bill of Sale" has the meaning specified in the Purchase Agreement or the Sale
   ------------
Agreement, as applicable.

  "Book-Entry Note" means a beneficial interest in the Notes, ownership and
   ---------------
transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.10 of the Indenture.

  "Business Day" means (i) with respect to calculating Three-Month LIBOR , any
   ------------
day on which banks in New York, New York and London, England are open for the transaction of international business; and (ii) for all other purposes, any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in New York, New York or Wilmington, Delaware are authorized or obligated by law, regulation or executive order to remain closed.

  "Capitalized Interest Account" means the account designated as such,
   ----------------------------
established and maintained pursuant to Section 2.3.A.3 of the Administration Agreement.

  "Capitalized Interest Account Initial Deposit" means $______________.
   --------------------------------------------

"Carryover Servicing Fee" has the meaning specified in Attachment A to the
 -----------------------
Servicing Agreement.

  "Class A Note" means a Class A-1 Note or a Class A-2L Note.
   ------------

  "Class A Note Interest Shortfall" means, with respect to any Distribution
   -------------------------------
Date, the excess of (i) the Class A Noteholders' Interest Distribution Amount on the preceding Distribution Date over (ii) the amount of interest actually distributed to the Class A Noteholders on such preceding Distribution Date, plus interest on the amount of such excess interest due to the Class A Noteholders, to the extent permitted by law, at the weighted average interest rate borne by all of the Class A Notes from such preceding Distribution Date to the current Distribution Date.

  "Class A Note Principal Shortfall" means, as of the close of any Distribution
   --------------------------------
Date, the excess of (i) the Class A Noteholders' Principal Distribution Amount on such Distribution Date over (ii) the amount of principal actually distributed to the Class A Noteholders on such Distribution Date.


     "Class A Noteholder" means the Person in whose name a Class A Note is
      ------------------
registered in the Note Register.

     "Class A Noteholders' Distribution Amount" means, with respect to any
      ----------------------------------------
Distribution Date, the sum of the Class A Noteholders' Interest Distribution Amount and the Class A Noteholders' Principal Distribution Amount for such Distribution Date.

     "Class A Noteholders' Interest Distribution Amount" means, with respect
      -------------------------------------------------
to any Distribution Date, the sum of (i) the amount of interest accrued at the Class A-1T Rate, the Class A-1L Rate or the Class A-2 Rate, as applicable, for the related Accrual Period on the aggregate outstanding principal balances of all classes of Class A Notes on the immediately preceding Distribution Date after giving effect to all principal distributions to Class A Noteholders on such date (or, in the case of the first Distribution Date, on the Closing Date) and (ii) the Class A Note Interest Shortfall for such Distribution Date.

     "Class A Noteholders' Principal Distribution Amount" means, with respect to
      --------------------------------------------------
any Distribution Date, the Principal Distribution Amount for such Distribution Date plus the Class A Note Principal Shortfall as of the close of the preceding Distribution Date; provided, however, that the Class A Noteholders' Principal
                   --------  -------
Distribution Amount shall not exceed the outstanding principal balance of the Class A Notes. In addition, on the Class A-1 Maturity Date or the Class A-2 Maturity Date, as the case may be, the principal required to be distributed to the Class A Noteholders of the related class will include the amount required to reduce the outstanding principal balance of the Class A Notes of such class to zero.

     "Class A-1 Maturity Date" means the ___________ Distribution Date.
      -----------------------

     "Class A-2 Maturity Date" means the ___________ Distribution Date.
      -----------------------

     "Class A-1 Noteholder" means the Person in whose name a Class A-1 Note is
      --------------------
registered in the Note Register.

     "Class A-2 Noteholder" means the Person in whose name a Class A-2 Note is
      --------------------
registered in the Note Register.

     "Class A-1 Notes" means the Class A-1T Notes and the Class A-1L Notes.
      ---------------

     "Class A-1L Notes" means the $____________ Floating Rate Class A-1L Student
      ----------------
Loan-Backed Notes issued by the Trust pursuant to the Indenture, substantially in the form of Exhibit A-2 thereto.

     "Class A-1T Notes" means the $____________ Floating Rate Class A-1T Student
      ----------------
Loan-Backed Notes issued by the Trust pursuant to the Indenture, substantially in the form of Exhibit A-1 thereto.

    "Class A-2 Notes" or "Class A-2L Notes" means the $____________ Floating
     ---------------      ----------------
Rate Class A-2L Student Loan-Backed Notes issued by the Trust pursuant to the Indenture, substantially in the form of Exhibit A-3 thereto.

     "Class A-1L Rate" means, for any Accrual Period, Three-Month LIBOR, as
      ---------------
determined on the second business day before the beginning of the applicable Accrual Period, plus ____%, based on the actual number of days in such Accrual Period divided by 360.

     "Class A-1T Rate" means, for any Accrual Period, the daily weighted
      ---------------
average of the T-Bill Rates within such Accrual Period plus ____%, based on the actual number of days in such Accrual Period divided by 365 (or 366 for a leap year).

     "Class A-2 Rate" means, for any Accrual Period, Three-Month LIBOR, as
      --------------
determined on the second business day before the beginning of the applicable Accrual Period, plus ____%, based on the actual number of days in such Accrual Period divided by 360.

     "Class B Maturity Date" means the ____________ Distribution Date.
      ---------------------

     "Class B Noteholder" means the Person in whose name a Class B Note is
      ------------------
registered in the Note Register.

     "Class B Noteholders' Distribution Amount" means, with respect to any
      ----------------------------------------
Distribution Date, the sum of the Class B Noteholders' Interest Distribution Amount and the Class B Noteholders' Principal Distribution Amount for such Distribution Date.

     "Class B Noteholders' Interest Distribution Amount" means, with respect
      -------------------------------------------------
to any Distribution Date, the sum of (i) the amount of interest accrued at the Class B Rate for the related Accrual Period on the outstanding principal balance of the Class B Notes on the immediately preceding Distribution Date (or, in the case of the first Distribution Date, on the Closing Date) after giving effect to all principal distributions to Noteholders on such date and (ii) the Class B
Note Interest Shortfall for such Distribution Date.

     "Class B Noteholders' Principal Distribution Amount" means, with respect to
      --------------------------------------------------
any Distribution Date, the excess of (1) the sum of (a) the Principal Distribution Amount for such Distribution Date plus (b) the Class A Note Principal Shortfall as of the close of the preceding Distribution Date plus (c) the Class B Note Principal Shortfall as of the close of the preceding Distribution Date over (2) the Class A Noteholders' Principal Distribution Amount for that Distribution Date; provided, however, that the Class B
                                   --------  -------
Noteholders' Principal Distribution Amount shall not exceed the outstanding principal balance of the Class B Notes. In addition, on the Class B Maturity Date, the principal required to be distributed to the Class B Noteholders will include the amount required to reduce the outstanding principal balance of the Class B Notes to zero.

     "Class B Note Interest Shortfall" means, with respect to any Distribution
      -------------------------------
Date, the excess of (i) the Class B Noteholders' Interest Distribution Amount on the preceding Distribution Date over (ii) the amount of interest actually

                                     xviii
distributed to the Class B Noteholders on such preceding Distribution Date, plus interest on the amount of such excess interest due to the Class B Noteholders, to the extent permitted by law, at the Class B Rate from such preceding Distribution Date to the current Distribution Date.

  "Class B Note Principal Shortfall" means, as of the close of any Distribution
   --------------------------------
Date, the excess of (i) the Class B Noteholders' Principal Distribution Amount on such Distribution Date over (ii) the amount of principal actually distributed to the Class B Noteholders on such Distribution Date.

  "Class B Notes" means the $____________ Floating Rate Class B Student Loan-
   -------------
Backed Notes issued by the Trust pursuant to the Indenture, substantially in the form of Exhibit A-4 thereto.

  "Class B Rate" means, for any Accrual Period, Three-Month LIBOR, as determined
   ------------
on the second business day before the beginning of the applicable Accrual Period, plus ____%, based on the actual number of days in such Accrual Period divided by 360.

  "Clearing Agency" means an organization registered as a "clearing agency"
   ---------------
pursuant to Section 17A of the Exchange Act. The initial Clearing Agency shall be The Depository Trust Company and the initial nominee for the Clearing Agency shall be Cede & Co.

  "Clearing Agency Participant" means a broker, dealer, bank, other financial
   ---------------------------
institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

  "Closing Date" means __________ ___, 200__.
   ------------

  "Code" means the Internal Revenue Code of 1986, as amended from time to time,
   ----
and Treasury Regulations promulgated thereunder.

  "Collateral" has the meaning specified in the Granting Clause of the
   ----------
Indenture.

  "Collection Account" means the account designated as such, established and
   ------------------
maintained pursuant to Section 2.3.A.1 of the Administration Agreement.

  "Collection Period" means, with respect to the first Distribution Date, the
   -----------------
period beginning on the Cutoff Date and ending on ___________ ___, 200__, and with respect to each subsequent Distribution Date the Collection Period means the three calendar months immediately following the end of the previous Collection Period.

  "Commission" means the Securities and Exchange Commission.
   ----------

  "Consolidation Loans" means Student Loans made in accordance with the Section
    -------------------
428C of the Higher Education Act.

  "Corporate Trust Office" means (i) with respect to the Indenture Trustee, the
   ----------------------
principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at the Closing Date is located at Four Albany Street, 10th Floor, New York, New York 10006,
Attention: Corporate Trust and Agency Group, Structured Finance Team (telephone:
(212) 250-5326; facsimile: (212) 250-6439) or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders and the Seller, or the principal corporate trust office of any successor Indenture Trustee (the address of which the successor Indenture Trustee will notify the Noteholders, the Administrator and the Seller) and (ii) with respect to the Eligible Lender Trustee, the principal corporate trust office of the Eligible Lender Trustee located at Christiana Center/OPS4, 500 Stanton Christiana Road, Newark, Delaware 19713, Attention: Corporate Trust Department (telephone: (302) 552-6279; facsimile: (302) 552-6280); or at such other address as the Eligible Lender Trustee may designate by notice to the Seller, or the principal corporate trust office of any successor Eligible Lender Trustee (the address of which the successor Eligible Lender Trustee will notify the

Administrator and the Seller).

     "Cutoff Date" means _________ ___, 200__.
      -----------

     "Default" means any occurrence that is, or with notice or the lapse of time
      -------
or both would become, an Event of Default.

     "Definitive Notes" has the meaning specified in Section 2.10 of the
      ----------------
Indenture.

     "Delaware Business Trust Act" means Chapter 38 of Title 12, Part V of the
      ---------------------------
Delaware Code, entitled "Treatment of Delaware Business Trusts".

     "Delivery" when used with respect to Trust Account Property means:
      --------

     (a) with respect to bankers' acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute "instruments" within the meaning of Section 9-102(a)(47) of the UCC and are susceptible of physical delivery, transfer thereof to the Indenture Trustee or its nominee or custodian by physical delivery to the Indenture Trustee or its nominee or custodian endorsed to, or registered in the name of, the Indenture Trustee or its nominee or custodian or endorsed in blank, and, with respect to a certificated security (as defined in Section 8-102(a)(3) of the UCC) transfer thereof (i) by delivery of such certificated security endorsed to, or registered in the name of, the Indenture Trustee or its nominee or custodian or endorsed in blank to a securities intermediary (as defined in Section 8-102(a)(14) of the UCC) and the making by such securities intermediary of entries on its books and records identifying such certificated securities as belonging to the Indenture Trustee or its nominee or custodian and the sending by such securities intermediary of a confirmation of the purchase of such certificated security by the Indenture Trustee or its nominee or custodian, or (ii) by delivery thereof to a "clearing corporation" (as defined in Section 8-102(a)(5) of the UCC) and the making by such clearing corporation of appropriate entries on its books reducing the appropriate securities account of the transferor and increasing the appropriate securities account of a securities intermediary by the amount of such certificated security, the identification by the clearing corporation of the certificated securities for the sole and exclusive account of the securities intermediary, the maintenance of such certificated securities by such clearing corporation or the nominee of either subject to the clearing corporation's exclusive control, the sending of a confirmation by the securities intermediary of the purchase by the Indenture Trustee or its nominee or custodian of such securities and the making by such securities intermediary of entries on its books and records identifying such certificated securities as belonging to the Indenture Trustee or its nominee or custodian (all of the foregoing, but not including Trust Student Loans, "Physical Property"); and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Trust Account Property to the Indenture Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof;

     (b) with respect to any securities issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation or by the Federal National Mortgage Association that is a book-entry security held at a Federal Reserve Bank pursuant to Federal book-entry regulations, the following procedures, all in accordance with applicable law, including applicable Federal regulations and Articles 8 and 9 of the UCC: the crediting of such book-entry security to an appropriate book-entry account of the Indenture Trustee or its nominee or the custodian or securities intermediary at a Federal Reserve Bank, causing the custodian to continuously indicate by book-entry such book-entry security as credited to the relevant book-entry account, the continuous crediting of such book-entry security to a securities account of the custodian at such Federal Reserve Bank and the continuous identification of such book-entry security by the custodian as credited to the appropriate book-entry account; and

     (c) with respect to any item of Trust Account Property that is an uncertificated security under Article 8 of the UCC and that is not governed by clause (b) above, registration on the books and records of the issuer thereof in the name of the securities intermediary, the sending of a confirmation by the securities intermediary of the purchase by the Indenture Trustee or its nominee or custodian of such uncertificated security, the making by such securities intermediary of entries on its books and records identifying such uncertificated certificates as belonging to the

Indenture Trustee or its nominee or custodian.

     "Department" means the United States Department of Education, an agency of
      ----------
the Federal government.

     "Depositor" means the Seller in its capacity as Depositor under the Trust
      ---------
Agreement.

     "Depository Agreement" means the Note Depository Agreement.
      --------------------

     "Determination Date" means, with respect to the Collection Period preceding
      ------------------
any Distribution Date, the third Business Day preceding such Distribution Date.

     "Distribution Date" means, with respect to each Collection Period, the 25th
      -----------------
day of January, April, July or October, or, if such day is not a Business Day, the immediately following Business Day, commencing on ___________ ___, 200__.

     "Eligible Deposit Account" means either (a) a segregated account with an
      ------------------------
Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the States or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from Moody's, Standard & Poor's, and, if such institution is rated by Fitch, Fitch, in one of their generic rating categories which signifies investment grade.

     "Eligible Institution" means a depository institution organized under the
      --------------------
laws of the United States of America or any one of the States or the District of Columbia (or any domestic branch of a foreign bank) (i) which has (A) either a long-term senior unsecured debt rating of AAA or a short-term senior unsecured debt or certificate of deposit rating of A-1+ or better by Standard & Poor's and
(B)(1) a long-term senior unsecured debt rating of A1 or better and (2) a short-term senior

                                     xxiii
unsecured debt rating of P-1 or better by Moody's, and (C) if such institution is rated by Fitch, a long-term senior unsecured debt rating of AA or a short-term senior unsecured debt rating of F-1+, or any other long-term, short-term or certificate of deposit rating with respect to which the Rating Agency Condition has been satisfied and (ii) whose deposits are insured by the FDIC. If so qualified, the Eligible Lender Trustee or the Indenture Trustee may be considered an Eligible Institution.

     "Eligible Investments" means book-entry securities, negotiable instruments
      --------------------
or securities represented by instruments in bearer or registered form which evidence:

     (a) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Student Loan Marketing Association, or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America; provided that obligations of, or guaranteed by, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association or the Student Loan Marketing Association shall be Eligible Investments only if, at the time of investment, they meet the criteria of each of the Rating Agencies for collateral for securities having ratings equivalent to the respective ratings of the Notes in effect at the Closing Date;

     (b) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any State (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or state banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in clause (a) above or portion of such obligation for the benefit of the holders of such depository receipts); provided that at the time of the
                                          --------
investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each Distribution Date), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof shall have a credit rating from each of the Rating Agencies in the highest investment category granted thereby;

     (c) commercial paper having, at the time of the investment, a rating from each of the Rating Agencies in the highest investment category granted thereby;

     (d) investments in money market funds having a rating from each of the Rating Agencies in the highest investment category granted thereby (including funds for which the Indenture Trustee, the Administrator or the Eligible Lender Trustee or any of their respective Affiliates is investment manager or advisor);

     (e) bankers' acceptances issued by any depository institution or trust company referred to in clause (b) above;

     (f) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (b) above; and

     (g) any other investment which would not result in the downgrading or withdrawal of any rating of the Securities by any of the Rating Agencies as affirmed in writing delivered to the Indenture Trustee.

For purposes of the definition of "Eligible Investments" the phrase "highest investment category" means (i) in the case of Fitch, "AAA" for long-term investments (or the equivalent) and "F-1+" for short-term investments (or the equivalent), (ii) in the case of Moody's, "Aaa" for long-term investments (or the equivalent) and "P-1" for short-term investments (or the equivalent), and
(iii) in the case of Standard & Poor's, "AAA" for long-term investments (or the equivalent) and "A-1+" for short-term investments (or the equivalent). A proposed investment not rated by Fitch but rated in the highest investment category by Moody's and Standard & Poor's shall be considered to be rated by each of the Rating Agencies in the highest investment category granted thereby.

     "Eligible Lender Trustee" means Chase Manhattan Bank USA, National
      -----------------------
Association, a national banking association, not in its individual capacity but solely as Eligible Lender Trustee under the Trust Agreement. "Eligible Lender Trustee" shall also mean each successor Eligible Lender Trustee as of the qualification of such successor as Eligible Lender Trustee under the Trust Agreement.

     "Eligible Loans" has the meaning specified in the Purchase Agreement or the
      --------------
Sale Agreement, as applicable.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
      -----
amended.

     "Event of Default" has the meaning specified in Section 5.1 of the
      ----------------
Indenture.

     "Excess Distribution Certificate" means the certificate, substantially in
      -------------------------------
the form of Exhibit C to the Trust Agreement, evidencing the right to receive payments thereon as set forth in Sections 2.8.1C.1(F)(ii) and 2.8.2B.2 of the Administration Agreement.

     "Excess Distribution Certificate Paying Agent" means any paying agent or
      --------------------------------------------
co-paying agent appointed pursuant to Section 3.13(g) of the Trust Agreement, which shall initially be the Eligible Lender Trustee.

     "Excess Distribution Certificate Register" and "Excess Distribution
      ----------------------------------------       -------------------
Certificate Registrar" mean the register mentioned and the registrar appointed
---------------------
pursuant to Section 3.13(c) of the Trust Agreement.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.
      ------------

     "Expenses" means any and all liabilities, obligations, losses, damages,
      --------
taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever which may at any time be imposed on, incurred by, or asserted against the Eligible Lender Trustee or any of its officers, directors or agents in any way relating to or arising out of the Trust Agreement, the other Basic Documents, the Trust Estate, the administration of the Trust Estate or the action or inaction of the Eligible Lender Trustee under the Trust Agreement or the other Basic Documents.

     "Executive Officer" means, with respect to any corporation, the Chief
      -----------------
Executive Officer, Chief Operating Officer, Chief Financial Officer, President, any Executive Vice President, any Senior Vice President, any Vice President, the Secretary or the Treasurer of such corporation; and with respect to any partnership, any general partner thereof.

     "FDIC" means the Federal Deposit Insurance Corporation.
      ----

     "Federal Funds Rate" for any day means the rate set forth for such day
      ------------------
opposite the caption "Federal Funds (effective)" in the weekly statistical release designated H.15(519), or any successor publication, published by the Board of Governors of the Federal Reserve System. If such rate is not published in the relevant H.15(519) for any day, the rate for such day shall be the arithmetic mean of the rates for the last transaction in overnight Federal Funds arranged prior to 9:00 a.m. New York City time on that day by each of four leading brokers in such transactions located in New York City selected by the Administrator. The Federal Funds rate for each Saturday and Sunday and for any other that is not a Business Day shall be the Federal Funds Rate for the preceding Business Day as determined above.

     "Fitch" means Fitch, Inc.
      -----

     "Grant" means mortgage, pledge, bargain, sell, warrant, alienate, remise,
      -----
release, convey, assign, transfer, create and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the Granting

                                     xxvii
party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the Granting party or otherwise and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

     "Guarantee Agreement" means any agreement between any Guarantor and the
      -------------------
Eligible Lender Trustee providing for the payment by the Guarantor of amounts authorized to be paid pursuant to the Higher Education Act to holders of qualifying Student Loans guaranteed in accordance with the Higher Education Act by such Guarantor.

     "Guarantee Payment" means any payment made by a Guarantor pursuant to a
      -----------------
Guarantee Agreement in respect of a Trust Student Loan.

     "Guarantors" means, collectively, those entities listed on Attachment B to
      ----------
the Sale Agreement and the Purchase Agreement.

     "Higher Education Act" means the Higher Education Act of 1965, as amended,
      --------------------
together with any rules, regulations and interpretations thereunder.

     "Indenture" means the Indenture dated as of __________ ___, 200__, among
      ---------
the Eligible Lender Trustee on behalf of the Trust, the Trust and the Indenture Trustee.

     "Indenture Trust Estate" means all money, instruments, rights and other
      ----------------------
property that are subject or intended to be subject to the lien and security interest of the Indenture for the benefit of the Noteholders (including all property and interests Granted to the Indenture Trustee), including all proceeds thereof.

     "Indenture Trustee" means Bankers Trust Company, a New York banking
      -----------------
corporation, not in its individual capacity but solely as trustee under the

                                    xxviii

Indenture.

     "Independent" means, when used with respect to any specified Person, that
      -----------
the Person (a) is in fact independent of the Trust, any other obligor upon the Notes, the Seller and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Trust, any such other obligor, the Seller or any Affiliate of any of the foregoing Persons and (c) is not connected with the Trust, any such other obligor, the Seller or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, placement agent, trustee, partner, director or person performing similar functions.

     "Independent Certificate" means a certificate or opinion to be delivered to
      -----------------------
the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1 of the Indenture, made by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of "Independent" in the Indenture and that the signer is Independent within the meaning thereof.

     "Index Maturity" means, with respect to any Accrual Period, a period of
      --------------
time equal to, three months, commencing on the first day of that Accrual Period.

     "Initial Pool Balance" means the Pool Balance as of the Cutoff Date, which
      --------------------
is $____________.

     "Insolvency Event" means, with respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs, which decree or order remains unstayed and in effect for a period of 60 consecutive days; or

(b) the commencement by such Person of a voluntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing .

     "Insolvency Proceeds" has the meaning set forth in Section 6.1.B of the
      -------------------
Administration Agreement.

     "Interest Rate Cap Confirmation" means the swap confirmation by and between the Trust and the Interest Rate Cap Swap Counterparty dated as of ___________ ___, 200___ representing the interest rate cap in a notional amount of $_____________.

     "Interest Rate Cap Swap Counterparty" means ____________________, together with its successors and permitted assigns.

     "Interest Subsidy Payments" means payments, designated as such, consisting
      -------------------------
of interest subsidies by the Department in respect of the Trust Student Loans to the Eligible Lender Trustee on behalf of the Trust in accordance with the Higher Education Act.

     "Interim Eligible Lender Trustee" means Chase Manhattan Bank USA, National
      -------------------------------
Association, a national banking association, not in its individual capacity but solely as Interim Eligible Lender Trustee under the Interim Trust Agreement. "Interim Eligible Lender Trustee" shall also mean each successor Interim Eligible Lender Trustee as of the qualification of such Interim Eligible Lender Trustee under the Interim Trust Agreement.

     "Interim Trust Agreement" means the Interim Trust Agreement dated
      -----------------------
as of ___________ ___, 200__, between the Depositor and the Interim Eligible Lender Trustee.

  "Interim Trust Loans" has the meaning set forth in the Interim Trust
   -------------------
Agreement.

  "Investment Earnings" means, with respect to any Distribution Date, the
   -------------------
investment earnings (net of losses and investment expenses) on amounts on deposit in the Trust Accounts to be deposited into the Collection Account on or prior to such Distribution Date pursuant to Section 2.3.B of the Administration Agreement.

  "Issuer" means the Trust and, for purposes of any provision contained in the
   ------
Indenture and required by the TIA, each other obligor on the Notes.

  "Issuer Order" and "Issuer Request" means a written order or request signed in
   ------------       --------------
the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

  "LIBOR Determination Date" means, for each Accrual Period, the second Business
   ------------------------
Day before the beginning of that Accrual Period.

  "Lien" means a security interest, lien, charge, pledge, equity or encumbrance
   ----
of any kind, other than tax liens and any other liens, if any, which attach to the respective Trust Student Loan by operation of law as a result of any act or omission by the related Obligor.

  "Liquidated Student Loan" means any defaulted Trust Student Loan liquidated by
   -----------------------
the Servicer (which shall not include any Trust Student Loan on which Guarantee Payments are received) or which the Servicer has, after using all reasonable efforts to realize upon such Trust Student Loan, determined to charge off.

  "Liquidating Distribution" means, as the case may be, (i) the portion of the
   ------------------------
proceeds of a sale of assets described in Section 9.2 of the Trust Agreement distributed to the Depositor pursuant to Section 6.1.B of the Administration

Agreement or (ii) the amount of any distribution to the Depositor in connection with the termination of the Trust under Section 9.1(a) of the Trust Agreement.

  "Liquidation Proceeds" means, with respect to any Liquidated Student Loan
   --------------------
which became a Liquidated Student Loan during the current Collection Period in accordance with the Servicer's customary servicing procedures, the moneys collected in respect of the liquidation thereof from whatever source, other than Recoveries, net of the sum of any amounts expended by the Servicer in connection with such liquidation and any amounts required by law to be remitted to the Obligor on such Liquidated Student Loan.

  "Loan" has the meaning set forth in Section 2 of the Purchase Agreement.
   ----

  "Lock-In Period" means the period of days preceding any Distribution Date
   --------------
during which the Class A-1T Rate in effect on the first day of such period shall remain in effect until the end of the Accrual Period related to such Distribution Date.

  "Minimum Purchase Amount" means an amount that would be sufficient to (i)
   -----------------------
reduce the Outstanding Amount of each class of Notes on such Distribution Date to zero and (ii) pay to the respective Noteholders the Class A Noteholders' Interest Distribution Amount and the Class B Noteholders' Interest Distribution Amount payable on such Distribution Date.

  "Monthly Servicing Payment Date" means the 25th day of each calendar month or,
   ------------------------------
if such day is not a Business Day, the immediately following Business Day, commencing on ___________ ___, 200__.

  "Moody's" means Moody's Investors Service, Inc.
   -------

  "Note Depository Agreement" means the Letter of Representations, dated
   -------------------------
___________ __, 200__ by the Trust, the Eligible Lender Trustee and the Indenture Trustee in favor of the Depository Trust Company.

                                     xxxii

  "Note Final Maturity Date" for a class of Notes means the Class A-1 Maturity
   ------------------------
Date, the Class A-2 Maturity Date or the Class B Maturity Date, as applicable.

  "Note Owner" means, with respect to a Book-Entry Note, the Person who is the
   ----------
owner of such Book-Entry Note, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

  "Note Pool Factor" as of the close of business on a Distribution Date means a
   ----------------
seven-digit decimal figure equal to the outstanding principal balance of a class of Notes divided by the original outstanding principal balance of such class of Notes. The Note Pool Factor for each class will be 1.0000000 as of the Closing Date; thereafter, the Note Pool Factor for each class will decline to reflect reductions in the outstanding principal balance of that class of Notes.

  "Note Rates" means, with respect to any Accrual Period, the Class A-1L Rate,
   ----------
the Class A-1T Rate, the Class A-2 Rate and the Class B Rate for such Accrual Period, collectively.

  "Note Register" and "Note Registrar" have the respective meanings specified in
   -------------       --------------
Section 2.4 of the Indenture.

  "Noteholder" means either a Class A Noteholder or a Class B Noteholder.
   ----------

  "Notes" means the Class A-1L Notes, the Class A-1T Notes, the Class A-2L Notes
   -----
and the Class B Notes, collectively.

  "Obligor" on a Trust Student Loan means the borrower or co-borrowers of such
   -------
Trust Student Loan and any other Person who owes payments in respect of such Trust Student Loan, including the Guarantor thereof and, with respect to any Interest Subsidy Payment or Special Allowance Payment, if any, thereon, the

                                    xxxiii

Department.

  "Officers' Certificate" means (i) in the case of the Trust, a certificate
   ---------------------
signed by any two Authorized Officers of the Eligible Lender Trustee, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1 of the Indenture, and delivered to the Indenture Trustee, and (ii) in the case of the Seller, the Administrator or the Servicer, a certificate signed by any two Authorized Officers of the Seller, the Administrator or the Servicer, as applicable.

  "Opinion of Counsel" means (i) with respect to the Trust, one or more written
   ------------------
opinions of counsel who may, except as otherwise expressly provided in the Indenture, be employees of or counsel to the Eligible Lender Trustee, the Trust, the Seller or an Affiliate of the Seller and who shall be satisfactory to the Indenture Trustee, and which opinion or opinions shall be addressed to the Indenture Trustee as Indenture Trustee, shall comply with any applicable requirements of Section 11.1 of the Indenture and shall be in form and substance satisfactory to the Indenture Trustee, and (ii) with respect to the Seller, the Administrator or the Servicer, one or more written opinions of counsel who may be an employee of or counsel to the Seller, the Administrator or the Servicer, which counsel shall be acceptable to the Indenture Trustee and the Eligible Lender Trustee.

  "Origination Fee" means the origination fee payable to the Department by the
   ---------------
lender with respect to any Trust Student Loan (including any Consolidation Loan) made on or after October 1, 1993, equal to 0.50% of the initial principal balance of such loan.

  "Outstanding" means, as of the date of determination, all Notes theretofore
   -----------
authenticated and delivered under the Indenture except:

  (i) Notes theretofore cancelled by the Note Registrar or delivered to the Note Registrar for cancellation;

  (ii) Notes or portions thereof the payment for which money in the

                                     xxxiv
necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Noteholders thereof (provided, however, that
                                                       --------  -------
if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture); and

  (iii) Notes in exchange for or in lieu of other Notes which have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a bona fide purchaser; provided that in determining whether the Noteholders of the
                --------
requisite Outstanding Amount of the Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any other Basic Document, Notes owned by the Trust, any other obligor upon the Notes, the Seller or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer of the Indenture Trustee either actually knows to be so owned or has received written notice thereof shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Trust, any other obligor upon the Notes, the Seller or any Affiliate of any of the foregoing Persons.

  "Outstanding Amount" means the aggregate principal amount of all Notes
   ------------------
Outstanding at the date of determination.

  "Paying Agent" means the Indenture Trustee or any other Person that meets the
   ------------
eligibility standards for the Indenture Trustee specified in Section 6.11 of the Indenture and is authorized by the Eligible Lender Trustee on behalf of the Trust to make the payments to and distributions from the Collection Account and payments of principal of and interest and any other amounts owing on the Notes on behalf of the Trust.

  "Person" means any individual, corporation, estate, partnership, joint
   ------
venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

  "Physical Property" has the meaning assigned to such terms in the definition
   -----------------
of "Delivery" above.

  "Pool Balance" means as of any date the aggregate principal balance of the
   ------------
Trust Student Loans on such date (including accrued interest thereon to the extent such interest is expected to be capitalized), after giving effect to the following, without duplication: (i) all payments received by the Trust through such date from or on behalf of Obligors, (ii) all Purchase Amounts on Purchased Student Loans received by the Trust through such date from the Seller or the Servicer, (iii) all Liquidation Proceeds and Realized Losses on Trust Student Loans liquidated through such date, (iv) the aggregate amount of adjustments to balances of Trust Student Loans permitted to be effected by the Servicer under the Servicing Agreement, if any, recorded through such date, and (v) the aggregate amount by which reimbursements by Guarantors of the unpaid principal balance of defaulted Trust Student Loans through such date are reduced from 100% to 98% or other applicable percentage, as required by the risk sharing provisions of the Higher Education Act.

  "Predecessor Note" means, with respect to any particular Note, every previous
   ----------------
Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.5 of the Indenture and in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

  "Primary Servicing Fee" for any Monthly Servicing Payment Date has the meaning
   ---------------------
specified in Attachment A to the Servicing Agreement, and shall include any such fees from prior Monthly Servicing Payment Dates that remain unpaid.

  "Principal Distribution Amount" means, (i) with respect to the initial
   -----------------------------
Distribution Date, the amount by which the sum of the Outstanding Amount of the Notes exceeds the Adjusted Pool Balance as of the last day of the related Collection

                                     xxxvi

Period and (ii) with respect to each subsequent Distribution Date, the Adjusted Pool Balance as of the last day of the Collection Period preceding the related Collection Period less the Adjusted Pool Balance as of the last day of the related Collection Period.

  "Proceeding" means any suit in equity, action at law or other judicial or
   ----------
administrative proceeding.

  "Purchase Agreement" means the Purchase Agreement dated as of ____________
   ------------------
___, 200___, among the Student Loan Marketing Association, the Interim Eligible Lender Trustee and the Seller.

  "Purchase Amount" with respect to any Trust Student Loan means the amount
   ---------------
required to prepay in full such Trust Student Loan under the terms thereof including all accrued interest thereon.

  "Purchased Student Loan" means a Trust Student Loan which is, as of the close
   ----------------------
of business on the last, day of a Collection Period, purchased by the Servicer pursuant to Section 3.5 of the Servicing Agreement or repurchased by the Seller pursuant to Section 6 of the Sale Agreement or sold to another eligible lender holding one or more Serial Loans with respect to such Trust Student Loan pursuant to Section 3.11E of the Servicing Agreement.

  "Rating Agency" means Moody's, Standard & Poor's and Fitch.  If any such
   -------------
organization or successor thereto is no longer in existence, "Rating Agency" with respect to such organization shall be a nationally recognized statistical rating organization or other comparable Person designated by the Administrator, notice of which designation shall be given to the Indenture Trustee, the Eligible Lender Trustee and the Servicer.

  "Rating Agency Condition" means, with respect to any action, that each Rating
   -----------------------
Agency shall have been given 10 days' prior notice thereof and that each of the Rating Agencies shall have notified the Administrator, the Servicer, the Eligible Lender Trustee and the Indenture Trustee in writing that such action will not

                                    xxxvii
result in and of itself in a reduction or withdrawal of the then current rating of any of the Notes.

  "Realized Loss" means the excess of the principal balance (including any
   -------------
interest that had been or had been expected to be capitalized) of any Liquidated Student Loan over Liquidation Proceeds with respect to such Student Loan to the extent allocable to principal (including any interest that had been or had been expected to be capitalized).

  "Record Date" means, with respect to a Distribution Date or Redemption Date,
   -----------
the close of business on the day preceding such Distribution Date or Redemption Date.

  "Recoveries" means moneys collected from whatever source with respect to any
   ----------
Liquidated Student Loan which was written off in prior Collection Periods or during the current Collection Period, net of the sum of any amounts expended by the Servicer for the account of any Obligor and any amounts required by law to be remitted to any Obligor.

  "Redemption Date" means in the case of a payment to Noteholders pursuant to
   ---------------
Section 10.1 of the Indenture, the Distribution Date specified pursuant to
Section 10.1 of the Indenture.

  "Redemption Price" means an amount equal to the unpaid principal amount of the
   ----------------
Notes, plus accrued and unpaid interest thereon at the applicable Note Rates to but excluding the Redemption Date.

  "Reference Banks" means four major banks in the London interbank market
 ---------------
selected by the Administrator.

  "Reserve Account" means the account designated as such, established and
   ---------------
maintained pursuant to Section 2.3.A.2 of the Administration Agreement.

  "Reserve Account Initial Deposit" means $____________.
   -------------------------------

                                    xxxviii

     "Responsible Officer" means, with respect to the Indenture Trustee, any
      -------------------
officer within the Corporate Trust Office of the Indenture Trustee, including any Vice President, Assistant Vice President, Assistant Treasurer, Assistant Secretary, or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers, with direct responsibility for the administration of the Indenture and the other Basic Documents on behalf of the Indenture Trustee and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

     "Sale Agreement" means the Sale Agreement dated as of __________ ___,
      --------------
200__, among the Eligible Lender Trustee on behalf of the Trust, the Trust, the Interim Eligible Lender Trustee and the Seller.

     "Sallie Mae" means the Student Loan Marketing Association.
      ----------

     "Schedule of Trust Student Loans" means the listing of the Trust Student
      -------------------------------
Loans set forth in Schedule A to the Indenture and the Bill of Sale (which Schedule may be in the form of microfiche).

     "Seller" means SLM Funding Corporation, a Delaware corporation.
      ------

     "Serial Loan" means an additional student loan, other than a Consolidation
      -----------
Loan, which is made to a borrower who is also a borrower under at least one Trust Student Loan.

     "Servicer" means Sallie Mae Servicing L.P., in its capacity as servicer of
      --------
the Trust Student Loans, or any successor thereto in such capacity in accordance with the Servicing Agreement.

     "Servicer Default" means an event specified in Section 5.1 of the Servicing
      ----------------
Agreement.

                                     xxxix

     "Servicer's Report" means any report of the Servicer delivered pursuant to
      -----------------
Section 3.1.A of the Administration Agreement, substantially in the form acceptable to the Administrator.

     "Servicing Agreement" means the Servicing Agreement dated as of ___________
      -------------------
___, 200__, among the Trust, the Eligible Lender Trustee, the Seller, the Servicer, the Administrator and the Indenture Trustee.

     "Servicing Fee" has the meaning specified in Attachment A to the Servicing
      -------------
Agreement.

     "Short Form Trust Agreement" means the Trust Agreement dated as of
      --------------------------
___________ ___, 200__, between and Depositor and the Eligible Lender Trustee.

     "SLS Loan" means a Trust Student Loan designated as such that is made under
      --------
the Supplemental Loans for Students Program pursuant to the Higher Education
Act.

     "Special Allowance Payments" means payments, designated as such, consisting
      --------------------------
of effective interest subsidies by the Department in respect of the Trust Student Loans to the Eligible Lender Trustee on behalf of the Trust in accordance with the Higher Education Act.

     "Specified Reserve Account Balance" with respect to any Distribution Date
      ---------------------------------
means the greater of (a) 0.25% of the Pool Balance as of the close of business on the last day of the related Collection Period and (b) $____________, provided that in no event will such balance exceed the sum of the outstanding principal amount of the Notes .

     "Stafford Loan" means a Trust Student Loan designated as such that is made
      -------------
under the Stafford Loan Program in accordance with the Higher Education Act.

     "Standard & Poor's" means Standard & Poor's Credit Market Services , a
      -----------------
division of The McGraw-Hill Companies, Inc.

                                      x1

     "State" means any one of the 50 States of the United States of America or
      -----
the District of Columbia.

     "Student Loan Rate Swap Confirmations" means the swap confirmations by and between the Trust and the Student Loan Rate Swap Counterparties dated as of ____________ __, 200__, evidencing the student loan rate cap.

     "Student Loan Rate Swap Counterparties" means ____________________ and ___________________, together with their successors and permitted assigns.

     "Student Loans" means education loans to students and parents of students
      -------------
under the Federal Family Education Loan Program.

     "Successor Administrator" has the meaning specified in Section 3.7(e) of
      -----------------------
the Indenture.

     "Successor Servicer" has the meaning specified in Section 3.7(e) of the
      ------------------
Indenture.

     "Supplement" means the SLM Student Loan Trust 200___-__ Administration
      ----------
Agreement Supplement dated ____________ ___, 200__, to Master Administration Agreement dated as of May 1, 1997, among the Seller, the Servicer, the Trust, the Eligible Lender Trustee, the Indenture Trustee and the Administrator.

     "Swap Agreements" means, collectively, the ISDA Master Agreements by and
      ---------------
between the Trust and the Swap Counterparties dated as of _____________ ___, 200__, including the related schedules and confirmations.

     "Swap Counterparty" means any Student Loan Rate Swap Counterparty or the
      -----------------
Interest Rate Cap Swap Counterparty..

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

     "Swap Fees" means, with respect to each Distribution Date, the "Fixed Rate
      ---------
Payments" under Trade I to be made by the Trust for such date as specified in a Student Loan Rate Swap Confirmation.

     "Swap Payments" means, with respect to each Distribution Date, the
      -------------
"Floating Rate Payments" under Trade II to be made to a Swap Counterparty by the Trust for such date as specified in a Student Loan Rate Swap Confirmations.

     "Swap Termination Date" means the date on which a Swap Agreement terminates
      ---------------------
in accordance with its terms.

     "T-Bill Rate" means, on any day, the weighted average per annum discount
      -----------
rate (expressed on a bond equivalent basis and applied on a daily basis) for 91-day Treasury Bills sold at the most recent 91-day Treasury Bill auction prior to such date as reported by the U.S. Treasury Department. In the event that the results of the auctions of 91-day Treasury Bills cease to be published or reported as provided above, or that no such auction is held in a particular week, then the "T-Bill Rate" in effect as a result of the last such publication or report shall remain in effect until such time, if any, as the results of auctions of 91-day Treasury Bills shall again be so published or reported or such an auction is held, as the case may be. The T-Bill Rate shall be subject to a Lock-In Period of six Business Days.

     "Telerate Page 3750" means the display page so designated on the Telerate
      ------------------
Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

     "Three-Month LIBOR"  mean, with respect to any Accrual Period, the London
     -----------------
interbank offered rate for deposits in U.S. dollars having the Index Maturity which appears on Telerate Page 3750 as of 11:00 a.m. London time, on the related LIBOR Determination Date. If this rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having the Index Maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on that LIBOR Determination Date, to prime banks in the London interbank market by the Reference

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

Banks. The Administrator will request the principal London office of each Reference Bank to provide a quotation of its rate. If the Reference Banks provide at least two quotations, the rate for that day will be the arithmetic mean of the quotations. If the Reference Banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Administrator, at approximately 11:00 a.m., New York time, on that LIBOR Determination Date, for loans in U.S. dollars to leading European banks having the Index Maturity and in a principal amount of not less than U.S. $1,000,000. If the banks selected as described above are not providing quotations, Three-Month LIBOR in effect for the applicable Accrual Period will be Three-Month LIBOR in effect for the previous Accrual Period.

     "Transfer Date" has the meaning specified in Section 5.2.A. of the
      -------------
Administration Agreement.

     "Treasury Regulations" means regulations, including proposed or temporary
      --------------------
regulations, promulgated under the Code. References in any document or instrument to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

     "Trust" means SLM Student Loan Trust 200__-___, a Delaware business trust
      -----
established pursuant to the Short Form Trust Agreement.

     "Trust Account Property" means the Trust Accounts, all cash and investments
      ----------------------
held from time to time in any Trust Account (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise), including the Reserve Account Initial Deposit, and all earnings on and proceeds of the foregoing.

     "Trust Accounts" has the meaning specified in Section 2.3 of the
      --------------
Administration Agreement.

     "Trust Agreement" means the Amended and Restated Trust Agreement
      ---------------

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

dated as of ______________ ___, 200__, between the Depositor and the Eligible Lender Trustee.


     "Trust Auction Date" has the meaning specified in Section 4.4 of the
     ------------------
Indenture.

     "Trust Estate" means all right, title and interest of the Trust (or the
      ------------
Eligible Lender Trustee on behalf of the Trust) in and to the property and rights sold, transferred and assigned to the Trust pursuant to the Sale Agreement, all funds on deposit from time to time in the Trust Accounts and all other property of the Trust from time to time, including any rights of the Eligible Lender Trustee and the Trust pursuant to the Trust Agreement, the Administration Agreement and the Swap Agreements.

     "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939 as in
      -------------------      ---
force on the date hereof, unless otherwise specifically provided.

     "Trust Student Loan" means any student loan that is listed on the Schedule
      ------------------
of Trust Student Loans on the Closing Date plus any student loan that is substituted for a Trust Student Loan by the Seller pursuant to Section 6 of the Sale Agreement or by the Servicer pursuant to Section 3.5 of the Servicing Agreement, but shall not include any Purchased Student Loan following receipt by or on behalf of the Trust of the Purchase Amount with respect thereto or any Liquidated Student Loan following receipt by or on behalf of the Trust of Liquidation Proceeds with respect thereto or following such Liquidated Student Loan having otherwise been written off by the Servicer.

     "Trust Student Loan Files" means the documents specified in Section 2.1 of
      ------------------------
the Servicing Agreement.

     "UCC" means, unless the context otherwise requires, the Uniform Commercial
      ---
Code, as in effect in the relevant jurisdiction, as amended from time to time.

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

     "91-Day Treasury Bills" means direct obligations of the United States with
      ---------------------
a maturity of thirteen weeks.

                                      x1v